                                                                    EXHIBIT 10.9











                      PRINCIPAL MUTUAL HOLDING COMPANY AND

                        PRINCIPAL LIFE INSURANCE COMPANY



                     CHANGE OF CONTROL EMPLOYMENT AGREEMENT


                             (TIER ONE EXECUTIVES)

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                TABLE OF CONTENTS

Article I. Certain Definitions .............................................. 1
    1.1   "Accrued Annual Bonus" ............................................ 1
    1.2   "Accrued Base Salary" ............................................. 1
    1.3   "Accrued LTIP Bonus" .............................................. 1
    1.4   "Accrued Obligations" ............................................. 1
    1.5   "Affiliate" ....................................................... 2
    1.6   "Agreement Date" .................................................. 2
    1.7   "Agreement Term" .................................................. 2
    1.8   "Annual Bonus" .................................................... 2
    1.9   "Annual Performance Period" ....................................... 2
    1.10  "Annualized Target LTIP Bonus" .................................... 2
    1.11  "Article" ......................................................... 3
    1.12  "Base Salary" ..................................................... 3
    1.13  "Beneficial Owner" ................................................ 3
    1.14  "Beneficiary" ..................................................... 3
    1.15  "Board" ........................................................... 3
    1.16  "Bonus Plan" ...................................................... 3
    1.17  "Cause" ........................................................... 3
    1.18  "Change of Control" ............................................... 3
    1.19  "Code" ............................................................ 4
    1.20  "Company" ......................................................... 4
    1.21  "Company Certificate" ............................................. 4
    1.22  "Competitive Business" ............................................ 4
    1.23  "Consummation Date" ............................................... 4
    1.24  "Continuity of Ownership" ......................................... 4
    1.25  "Demutualization" ................................................. 5
    1.26  "Disability" ...................................................... 5
    1.27  "Effective Date" .................................................. 5
    1.28  "Exchange Act" .................................................... 5
    1.29  "Excise Taxes" .................................................... 5
    1.30  "Good Reason" ..................................................... 5
    1.31  "Gross-Up Multiple" ............................................... 5
    1.32  "Gross-Up Payment" ................................................ 5
    1.33  "Imminent Control Change" ......................................... 5
    1.34  "Imminent Control Change Period" .................................. 7
    1.35  "including" ....................................................... 7
    1.36  "IRS" ............................................................. 7
    1.37  "IRS Claim" ....................................................... 7
    1.38  "LTIP" ............................................................ 7
    1.39  "LTIP Award" ...................................................... 7
    1.40  "LTIP  Bonus" ..................................................... 7

                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                            PAGE
                                                                            ----

    1.41  "LTIP Outstanding Award" .......................................... 7
    1.42  "LTIP Performance Period" ......................................... 7
    1.43  "LTIP Target Award" ............................................... 7
    1.44  "Lump Sum Value" .................................................. 7
    1.45  "Maximum Annuity" ................................................. 7
    1.46  "Merger of Equals" ................................................ 8
    1.47  "Merger of Equals Cessation Date" ................................. 8
    1.48  "Mutual" .......................................................... 8
    1.49  "Mutual Incumbent Directors" ...................................... 9
    1.50  "New LTIP" ........................................................ 9
    1.51  "Notice of Consideration" ......................................... 9
    1.52  "Notice of Termination" ........................................... 9
    1.53  "Person" .......................................................... 9
    1.54  "Plans" ........................................................... 9
    1.55  "Post-Change Employment Period" ................................... 9
    1.56  "Post-Merger of Equals Period" .................................... 9
    1.57  "Potential Parachute Payment" ..................................... 9
    1.58  "Pro-rata Annual Bonus" ........................................... 9
    1.59  "Pro-rata LTIP Bonus" .............................................10
    1.60  "Refund Claim" ....................................................10
    1.61  "Reorganization Transaction" ......................................10
    1.62  "Restricted Shares" ...............................................10
    1.63  "SEC" .............................................................10
    1.64  "SEC Person" ......................................................11
    1.65  "Section" .........................................................11
    1.66  "SERP" ............................................................11
    1.67  "Stock Options" ...................................................11
    1.68  "Surviving Corporation" ...........................................11
    1.69  "Target Annual Bonus" .............................................11
    1.70  "Taxes" ...........................................................11
    1.71  "Termination Date" ................................................11
    1.72  "Termination of Employment" .......................................11
    1.73  "25% Owner" .......................................................12
    1.74  "Voting Securities" ...............................................12

Article II. Post-Change Employment Period ...................................12
    2.1   Position and Duties ...............................................12
    2.2   Compensation ......................................................13
    2.3   Stock Incentive Awards ............................................16
    2.4   Unfunded Deferred Compensation ....................................16
    2.5   Pro-rata Annual Bonus .............................................17
    2.6   Pro-rata LTIP Bonus ...............................................17

                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                            PAGE
                                                                            ----

Article III. Termination of Employment ......................................17
    3.1   Disability ........................................................17
    3.2   Death .............................................................18
    3.3   Termination for Cause. ............................................18
    3.4   Good Reason .......................................................21

Article IV. Company's Obligations Upon Certain Terminations of Employment ...23
    4.1   Termination During the Post-Change Employment Period ..............23
    4.2   Termination During a Post-Merger of Equals Period .................26
    4.3   Termination During an Imminent Control Change Period
          (with no Change of Control) .......................................27
    4.4   Termination During an Imminent Control Change Period
          (which Culminates in a Change of Control) .........................28
    4.5   Waiver and Release ................................................30
    4.6   Termination by the Company for Cause ..............................30
    4.7   Termination by Executive Other Than for Good Reason ...............31
    4.8   Termination by the Company for Disability .........................31
    4.9   If upon Death .....................................................31

Article V. Certain Additional Payments by the Company .......................32
    5.1   Gross-Up Payment ..................................................32
    5.2   Limitation on Gross-Up Payments ...................................32
    5.3   Additional Gross-up Amounts .......................................33
    5.4   Amount Increased or Contested .....................................33
    5.5   Refunds ...........................................................35

Article VI. Expenses, Interest and Dispute Resolution .......................36
    6.1   Legal Fees and Other Expenses .....................................36
    6.2   Interest ..........................................................36
    6.3   Binding Arbitration ...............................................36

Article VII. No Set-off or Mitigation .......................................37
    7.1   No Set-off by Company .............................................37
    7.2   No Mitigation .....................................................37

Article VIII. Confidentiality and Noncompetition ............................38
    8.1   Confidential Information ..........................................38
    8.2   Non-Competition ...................................................38
    8.3   Non-Solicitation ..................................................39
    8.4   Intellectual Property .............................................39
    8.5   Reasonableness of Restrictive Covenants ...........................40
    8.6   Right to Injunction; Survival of Undertakings .....................41

                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                            PAGE
                                                                            ----

Article IX. Non-Exclusivity of Rights .......................................41
    9.1   Waiver of Certain Other Rights ....................................41
    9.2   Other Rights ......................................................41
    9.3   No Right to Continued Employment ..................................42

Article X. Miscellaneous ....................................................42
    10.1  No Assignability ..................................................42
    10.2  Successors ........................................................42
    10.3  Payments to Beneficiary ...........................................42
    10.4  Non-Alienation of Benefits ........................................42
    10.5  Severability ......................................................42
    10.6  Amendments ........................................................42
    10.7  Notices ...........................................................42
    10.8  Counterparts ......................................................43
    10.9  Governing Law .....................................................43
    10.10 Captions ..........................................................43
    10.11 Number and Gender .................................................43
    10.12 Tax Withholding ...................................................43
    10.13 Waiver ............................................................43
    10.14 Joint and Several Liability .......................................43
    10.15 Entire Agreement ..................................................44

                      PRINCIPAL MUTUAL HOLDING COMPANY AND

                        PRINCIPAL LIFE INSURANCE COMPANY


                     CHANGE-OF-CONTROL EMPLOYMENT AGREEMENT


     THIS AGREEMENT dated as of __________, 2000 (the "Agreement Date") is made by and among Principal Mutual Holding Company, an Iowa mutual holding company (together with all successors thereto, "Mutual"), Principal Financial Group, Inc., an Iowa corporation, Principal Financial Services, Inc., an Iowa corporation, and Principal Life Insurance Company, an Iowa corporation (together with all successors thereto, "Life") (each of the foregoing referred to individually as a "Company" or collectively as "Companies"), and ______________ ("Executive").

                                    RECITALS

     The Companies have determined that it is in the best interests of the Companies and their members, (and if, at the relevant time, any are stock companies, their stockholders) to assure that the Companies will have the continued service of Executive. The Companies also believe it is imperative to reduce the distraction of Executive that would result from the personal uncertainties caused by a pending or threatened change of control of Mutual, to encourage Executive's full attention and dedication to the Companies, and to provide Executive with compensation and benefits arrangements upon a change of control which ensure that the expectations of Executive will be satisfied and are competitive with those of similarly-situated businesses. This Agreement is intended to accomplish these objectives.

                                   ARTICLE I.

                               CERTAIN DEFINITIONS

     As used in this Agreement, the terms specified below shall have the following meanings:

     1.1 "Accrued Annual Bonus" means the amount of any Annual Bonus earned but not yet paid with respect to the Company's latest fiscal year ended prior to the Effective Date, Merger of Equals Cessation Date, or Termination Date, as applicable.

     1.2 "Accrued Base Salary" means the amount of Executive's Base Salary that is accrued but not yet paid as of the Termination Date.

     1.3 "Accrued LTIP Bonus" means the amount of any LTIP Bonus earned but either deferred or not paid on or prior to the Effective Date, Merger of Equals Cessation Date, or Termination Date, as applicable.

     1.4 "Accrued Obligations" means, as of any date, the sum of Executive's Accrued Base Salary, Accrued Annual Bonus, Accrued LTIP Bonus, any accrued but unpaid paid time off, and any other amounts and benefits which are then due to be paid or provided to Executive by the Company, but have not yet been paid or provided (as applicable).

     1.5 "Affiliate" means any Person that directly or indirectly controls, is controlled by, or is under common control with, a Company. For purposes of this definition the term "control" with respect to any Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of Voting Securities, by contract or otherwise.

     1.6  "Agreement Date" -- see the introductory paragraph of this Agreement.

     1.7 "Agreement Term" means the period commencing on the Agreement Date and ending on the third anniversary of the Agreement Date or, if later, such later date to which the Agreement Term is extended under the following sentence. Commencing on the first anniversary of the Agreement Date, the Agreement Term shall automatically be extended each day by one day to create a new two-year term until, at any time after the first anniversary of the Agreement Date, the Company delivers written notice (an "Expiration Notice") to Executive that the Agreement shall expire on a date specified in the Expiration Notice (the "Expiration Date") that is not less than 24 months after the date the Expiration Notice is delivered to Executive; provided, however, that if an Effective Date or an Imminent Control Change occurs before the Expiration Date specified in the Expiration Notice, then such Expiration Notice shall be void and of no further effect, provided, however, if such Imminent Control Change does not culminate in a Consummation Date, then such Expiration Notice shall be reinstated and the Agreement shall expire on the date originally specified as the Expiration Date, or if later, the date the Imminent Control Change lapses. Notwithstanding anything herein to the contrary, the Agreement Term shall end on the second anniversary of the Effective Date.

     1.8  "Annual Bonus" -- see Section 2.2(b).

     1.9  "Annual Performance Period" -- see Section 2.2(b).

     1.10 "Annualized Target LTIP Bonus" means, in respect of any Termination Date, an amount, based on the most recently granted LTIP Award for which the LTIP Performance Period has not expired or terminated (disregarding for this purpose the premature termination of any LTIP Performance Period that occurred on or after the Effective Date), calculated as follows:

          (a) If the most recently granted LTIP Award was granted under the 1999 Long-Term Performance Plan, the projected target award (stated as a percentage of Base Salary) as calculated at the beginning of the three-year award cycle which Executive would have been entitled to receive with respect to such most recent allocation of performance units as if "Gain from Operations" and "Return on Equity" (as such terms are defined in the 1999 Long-Term Performance Plan) targets had been met.

          (b) If the most recently granted LTIP Award was granted under a New LTIP under which consecutive LTIP Performance Periods end each 12 months, the Executive's LTIP Target Award with respect to such most recent grant.

          (c) If the most recently granted LTIP Award was granted under a New LTIP under which consecutive LTIP Performance Periods end more or less frequently than each 12 months, the Executive's LTIP Target Award with respect to such most recent grant, multiplied by a fraction, the numerator of which is 12 and the denominator of which is the number of whole months between payments of LTIP Bonuses.

          (d) If the Executive has no LTIP Awards outstanding with respect to which the LTIP Performance Period has not yet ended, the amount shall be zero.

     1.11 "Article" means an article of this Agreement.

     1.12 "Base Salary -- see Section 2.2(a).

     1.13 "Beneficial Owner" means such term as defined in Rule 13d-3 of the SEC under the Exchange Act.

     1.14 "Beneficiary" -- see Section 10.3.

     1.15 "Board" means the Board of Directors of Mutual or, from and after the effective date of a Reorganization Transaction, the Board of Directors of the Surviving Corporation.

     1.16 "Bonus Plan" -- see Section 2.2(b).

     1.17 "Cause" -- see Section 3.3.

     1.18 "Change of Control" means, except as otherwise provided below, the occurrence of any one or more of the following:

          (a) any SEC Person becomes the Beneficial Owner of 25% or more of the common stock of Mutual or of Voting Securities representing 25% or more of the combined voting power of all Voting Securities of Mutual (such an SEC Person, a "25% Owner"); or

          (b) the Mutual Incumbent Directors (determined using the Agreement Date as the baseline date) cease for any reason to constitute at least a majority of the Board; or

          (c) consummation of a merger, reorganization, consolidation, or similar transaction (any of the foregoing, a "Reorganization Transaction") where the Continuity of Ownership is not more than 60%; or

          (d) approval by the members of Mutual, if at the relevant time Mutual is a mutual life insurance holding company, or approval by the stockholders of Mutual, if at the relevant time Mutual is a stock company, of a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of Mutual or a plan of liquidation of Mutual.

Notwithstanding the foregoing, a Change of Control shall not occur merely as a result of (i) Demutualization, or (ii) an underwritten initial public offering of common stock of Mutual as filed with the SEC, unless such initial public offering results in any SEC Person becoming a 25% Owner. Notwithstanding the occurrence of any of the foregoing events, a Change of Control shall not occur with respect to Executive if, in advance of such event, Executive agrees in writing that such event shall not constitute a Change of Control.

     1.19 "Code" means the Internal Revenue Code of 1986, as amended.

     1.20 "Company" -- see the introductory paragraph to this Agreement.

     1.21 "Company Certificate" -- see Section 5.4(a).

     1.22 "Competitive Business" means as of any date (including during the one-year period commencing on the Termination Date) any Person (and any branch, office or operation thereof) that engages in, or proposes to engage in:

          (a) the underwriting, reinsurance, marketing or sale of (i) any form of insurance of any kind that any of the Companies as of such date does, or has under active consideration a proposal to, underwrite, reinsure, market or sell (any such form of insurance, a "Company Insurance Product" or (ii) any other form of insurance that is marketed or sold in competition with any Company Insurance Product, or

          (b) the sale of financial services which involve (i) the management, for a fee or other remuneration, of an investment account or find (or portions thereof or a group of investment accounts or funds), (ii) the giving of advice, for a fee or other remuneration, with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds), or (iii) financial planning services, or

          (c) the design, implementation and administration of employee benefit plans, including plan documents, employee communications, reporting, disclosure, financial advice, investment advice, and fiduciary services, or

          (d) any other business that as of such date is a direct and material competitor of a Company and its Affiliates to the extent that prior to the Date of Termination any of the Companies or its Affiliates engaged at any time within 12 months in or had under active consideration a proposal to engage in such competitive business;

and that is located anywhere in the United States or anywhere outside of the United States where such Company or its Affiliates is then engaged in, or has under active consideration a proposal to engage in, any of such activities.

     1.23 "Consummation Date" means the first date after an Imminent Control Change upon which an Effective Date occurs, provided, however that one of the following is satisfied:

          (a) the Imminent Control Change has not lapsed; or

          (b) the Imminent Control Change in effect upon such Effective Date is the last Imminent Control Change in a series of Imminent Control Changes unbroken by any period of time between the lapse of an Imminent Control Change and the occurrence of a new Imminent Control Change.

     1.24 "Continuity of Ownership" of a stated percentage means

          (a) if at the relevant time Mutual is a mutual life insurance holding company, the Persons who were the members of Mutual immediately before a Reorganization Transaction became, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners of Voting Securities of the Surviving Corporation representing the stated percentage of the combined voting power of the then- outstanding Voting Securities of the Surviving Corporation, in substantially the same respective proportions as such Person's ownership of Voting Securities of Mutual immediately before such Reorganization Transaction, and

          (b) if at the relevant time Mutual is a stock company, the Persons who were the direct or indirect owners of the outstanding common stock and Voting Securities of Mutual immediately before such Reorganization Transaction became, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners of both the stated percentage of the then-outstanding common stock of the Surviving-Corporation and Voting Securities representing the stated percentage of the combined voting power of the then-outstanding Voting Securities of the Surviving Corporation, in substantially the same respective proportions as such Persons' ownership of the common stock and Voting Securities of Mutual immediately before such Reorganization Transaction.

     1.25 "Demutualization" means the conversion of Mutual from a mutual life insurance holding company to a stock company (x) at least 50% of whose stockholders are persons who were members of Mutual immediately prior to such transaction or a trust or separate account holding the shares of Mutual for the benefit of such members or (y) owned by a corporation at least 50% of the shares of which are held by the persons or trust described under clause (x), excluding any such conversion that results in any SEC Person becoming a 25% Owner.

     1.26 "Disability" -- see Section 3.1 (b).

     1.27 "Effective Date" means the date on which a Change of Control first occurs during the Agreement Term.

     1.28 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     1.29 "Excise Taxes" -- see Section 5.1.

     1.30 "Good Reason" -- see Section 3.4.

     1.31 "Gross-Up Multiple" -- see Section 5.1.

     1.32 "Gross-Up Payment" -- see Section 5.1.

     1.33 "Imminent Control Change' means, as of any date on or after the Agreement Date and prior to the Effective Date, the occurrence of any one or more of the following:

          (a) Mutual enters into an agreement the consummation of which would constitute a Change of Control;

          (b) Any SEC Person attempts to acquire 25% or more of the member interests in Mutual, as evidenced by filing or other certification of notice of such intent with any state's governmental agency established to regulate the insurance industry, which if consummated would constitute a Change of Control;

          (c) After Demutualization., any SEC Person commences a "tender offer" (as such term is used in Section 14(d) of the Exchange Act) or exchange offer, which, if consummated, would result in a Change of Control; or

          (d) After Demutualization, any SEC Person files with the SEC a preliminary or definitive proxy solicitation or election contest to elect or remove one or more members of the Board, which, if consummated or effected, would result in a Change of Control;

provided, however, that an Imminent Control Change will lapse and cease to qualify as an Imminent Control Change:

              (i) With respect to an Imminent Control Change described in clause (a) of this definition, the date such agreement is terminated, cancelled or expires without a Consummation Date occurring;

              (ii) With respect to an Imminent Control Change described in clause (b) of this definition, the date such filing or other certification is withdrawn, expires or is denied or otherwise rejected by the relevant state regulators without a Consummation Date occurring;

              (iii) With respect to an Imminent Control Change described in clause (c) of this definition, the date such tender offer or exchange offer is withdrawn or terminates without a Consummation Date occurring;

              (iv) With respect to an Imminent Control Change described in clause (d) of this definition, (1) the date the validity of such proxy solicitation or election contest expires under relevant state corporate law, or (2) the date such proxy solicitation or election contest culminates in a stockholder vote, in either case without a Consummation Date occurring; or

              (v) The date a majority of the Mutual Incumbent Directors make a good faith determination that any event or condition described in clause (a), (b), (c) or (d) of this definition no longer constitutes an Imminent Control Change, provided that such determination may not be made prior to the six (6) month anniversary of the occurrence of such event.

Notwithstanding the foregoing, an Imminent Control Change shall not occur merely as a result of (A) planning, or filing or certifying an intent with any state's governmental agency established to regulate the insurance industry of a Demutualization application, or (B) the planned underwritten initial public offering of common stock of Mutual as filed with the SEC; provided, however, that such initial public offering is not expected to result in any SEC Person becoming a 25% Owner.

     1.34 "Imminent Control Change Period" means the period commencing on the date of an Imminent Control Change (or the first Imminent Control Change in a series of Imminent Control Changes unbroken by any period of time between the lapse of an Imminent Control Change and the occurrence of a new Imminent Control Change) and ending on the Consummation Date, or if earlier, the date an Imminent Control Change lapses (without the prior or concurrent occurrence of a new Imminent Control Change).

     1.35 "including" means including without limitation.

     1.36 "IRS" means the Internal Revenue Service of the United States of America.

     1.37 "IRS Claim" -- see Section 5.4.

     1.38 "LTIP means the 1999 Long-Term Performance Plan as amended from time to time.

     1.39 "LTIP Award" means a grant under the LTIP or New LTIP

     1.40 "LTIP Bonus" means the amount paid or earned in respect of an LTIP Award.

     1.41 "LTIP Outstanding Award" -- see the definition of "Pro-rata LTIP
Bonus."

     1.42 "LTIP Performance Period" means the performance period applicable to an LTIP Award, as designated in accordance with the LTIP or New LTIP.

     1.43 "LTIP Target Award" means, in respect of any LTIP Award under a New LTIP, the amount which Executive would have been entitled to receive for the LTIP Performance Period corresponding to such LTIP Award if the performance goals established pursuant to such LTIP Award were achieved at the target level (currently 100%) as of the end of the LTIP Performance Period.

     1.44 "Lump Sum Value" of an annuity payable pursuant to a defined benefit plan (whether or not qualified under Section 401(a) of the Code) means, as of a specified date, the present value of such annuity, as determined, as of such date, under generally accepted actuarial principles using (i) the applicable interest rate, mortality tables and other methods and assumptions that the Pension Benefit Guaranty Corporation ("PBGC") would use in determining the value of an immediate annuity on the Termination Date or (ii) if such interest rate and mortality assumptions are no longer published by the PBGC, interest rate and mortality assumptions determined in a manner as similar as practicable to the manner by which the PBGC's interest rate and mortality assumptions were determined immediately prior to the PBGC's cessation of publication of such assumptions; provided, however, that if such defined benefit plan provides for a lump sum distribution and such lump-sum distribution either (x) is the only payment method available under such plan or (y) provides for a greater amount than the Lump Sum Value of the Maximum Annuity available under such plan, then "Lump Sum Value" shall mean such lump sum amount.

     1.45 "Maximum Annuity" means, in respect of a defined benefit plan (whether or not qualified under Section 401(a) of the Code), an annuity computed in whatever manner permitted under such plan (including frequency of annuity payments, attained age upon commencement of annuity payments, and nature of surviving spouse benefits, if any) that yields the greatest Lump Sum Value.

     1.46 "Merger of Equals" means a Change of Control consisting of, as of any date on or after the Agreement Date, a Reorganization Transaction that, notwithstanding the fact that such transaction also qualifies as a Change of Control, satisfies all of the following:

          (a) consummation of such Reorganization Transaction results in Continuity of Ownership of at least 40%, but not more than 60%; and

          (b) an SEC Person does not become a 25% Owner; and

          (c) Mutual Incumbent Directors (determined using the date immediately preceding the Effective Date as the baseline date), throughout the period beginning on the Effective Date and ending on the second anniversary of the Effective Date, continue to constitute not less than

              (i) a majority of the Board, if subsection (a) of this definition is satisfied because the Reorganization Transaction resulted in Continuity of Ownership of at least 50%, but not more than 60%; or

              (ii) one (1) member less than a majority of the Board, if subsection (a) of this definition is satisfied because the Reorganization Transaction resulted in Continuity of Ownership of at least 40%, but less than 50%; and

          (d) the person who was the Chief Executive Officer of Mutual immediately prior to the first to occur of the (x) the day prior to the beginning of the Imminent Control Change Period or (y) the day prior to the Effective Date shall serve as the Chief Executive Officer of the Surviving Corporation at all times during the period commencing on the Effective Date and ending on the first anniversary of the Effective Date;

provided, however, that a Merger of Equals shall cease to be considered a Merger of Equals and shall instead qualify as a Change of Control that is not a Merger of Equals from and after the first date (the "Merger of Equals Cessation Date") as of which:

              (i) during the Post-Change Employment Period the conditions of any of clause (b) or clause (c) or clause (d) of this definition shall not be satisfied; or

              (ii) prior to the first anniversary of the Effective Date, the Company shall make a filing with the SEC, issue a press release, or make a public announcement to the effect that Mutual or the Surviving Corporation is seeking or intends to seek a replacement for its Chief Executive Officer, whether such replacement is to become effective before or after such first anniversary

     1.47 "Merger of Equals Cessation Date" -- see the definition of "Merger of Equals."

     1.48 "Mutual" -- see the introductory paragraph of this Agreement.

     1.49 "Mutual Incumbent Directors" means, as of any specified baseline date, individuals then serving as members of the Board who were members of the Board as of the date immediately preceding such baseline date; provided that any subsequently-appointed or elected member of the Board whose election, or nomination for election by members, or by stockholders of Mutual if Mutual is a stock company at the relevant time, or stockholders or members, as applicable, of the Surviving Corporation, as applicable, was approved by a vote or written consent of At least a majority of the directors then comprising the Mutual Incumbent Directors shall also thereafter be considered a Mutual Incumbent Director, unless the initial assumption of office of such subsequently-elected or appointed director was in connection with an Imminent Control Change but only if such Imminent Control Change was triggered by the occurrence of an event described in subsection (d) of the definition of Imminent Control Change.

     1.50 "New LTIP" -- see definition of "Pro-rata Target LTIP Bonus."

     1.51 "Notice of Consideration" -- see Section 3.3.

     1.52 "Notice of Termination" means a written notice given in accordance with Section 10.7 which sets forth (i) the specific termination provision in this Agreement relied upon by the party giving such notice, (ii) in reasonable detail the specific facts and circumstances claimed to provide a basis for such Termination of Employment, and (iii) if the Termination Date is other than the date of receipt of such Notice of Termination, the Termination Date.

     1.53 "Person" means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

     1.54 "Plans" means plans, programs, policies, practices or procedures of the Company.

     1.55 "Post-Change Employment Period" means the period commencing on the Effective Date and ending on the second anniversary of the Effective Date.

     1.56 "Post-Merger of Equals Period" means the period commencing on an Effective Date of a Merger of Equals and ending on the first to occur of the Merger of Equals Cessation Date or the end of the Post-Change Employment Period.

     1.57 "Potential Parachute Payment" -- see Section 5. I.

     1.58 "Pro-rata Annual Bonus" means an amount equal to the product of Executive's Target Annual Bonus (for the fiscal year in which the Effective Date, Merger of Equals Cessation Date or Termination Date occurs, as applicable, but disregarding any reduction in such Target Annual Bonus that would qualify as Good Reason if Executive were to terminate employment on account thereof) multiplied by a fraction, the numerator of which equals the number of days from and including the first day of such fiscal year through and including the Effective Date, Merger of Equals Cessation Date or Termination Date, as applicable, and the denominator of which equals 365.

     1.59 "Pro-rata LTIP Bonus" means an amount equal to the sum of the following amounts, calculated separately for each LTIP Award for which the LTIP Performance Period has not ended as of the Effective Date, Merger of Equals Cessation Date, or Termination Date, as applicable:


          (a) For any LTIP Award that was granted under the LTIP, the sum of the following amounts (recalculated as of the applicable date for each such LTIP Award):

              (i) Executive's LTIP Outstanding Award (as defined below) with respect to any LTIP Performance Period which began prior to the calendar year of the Effective Date, Merger of Equals Cessation Date or Termination Date, as applicable; and

              (ii) Executive's LTIP Outstanding Award (as defined below) with respect to any LTIP Performance Period which began in the calendar year in which the Effective Date, Merger of Equals Cessation Date or Termination Date, as applicable, occurs, multiplied by a fraction, the numerator of which equals the number of days from and including the first day of such calendar year through and including the Effective Date, Merger of Equals Cessation Date or Termination Date, as applicable, and the denominator of which equals 365.

          (b) For any LTIP Award that was granted under a new or successor plan replacing or supplementing the LTIP ("New LTIP"), an amount calculated by adding together the amounts determined by multiplying each LTIP Target Award by a fraction, the numerator of which equals the number of days from and including the beginning of the LTIP Performance Period applicable to such LTIP Target Award through and including the Effective Date, Merger of Equals Cessation Date or Termination Date, as applicable, and the denominator of which equals the aggregate number of days in such LTIP Performance Period.

     "LTIP Outstanding Award" means, in respect of any LTIP Award, the amount which Executive would have been entitled to receive for the LTIP Performance Period applicable to such LTIP Award, which amount is equal to the product of (x) the number of Initial Performance Units (as defined in the LTIP) multiplied by (y) an amount determined by applying the formula described as the "Start Imputed Value" in the LTIP, but determining "Average Return on Equity" and "Equity of the consolidated Principal Financial Group" as of December 31 of the year preceding the year in which the applicable determination date occurs, and not taking into account any value for any unfinished year in the award cycle, not taking into account any performance scores, multipliers or adjustment factors, and not prorated for any unfinished year in the award cycle.

     1.60 "Refund Claim" -- see Section 5.4.

     1.61 "Reorganization Transaction" -- see clause (c) of the definition of "Change of Control."

     1.62 "Restricted Shares" -- see Section 2.3.

     1.63 "SEC" means the United States Securities and Exchange Commission.

     1.64 "SEC Person" means any person (as such term is used in Rule 13d-5 of the SEC under the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than an Affiliate or any employee benefit plan (or any related trust) of Mutual or any of its Affiliates.

     1.65 "Section" means, unless the context otherwise requires, a section of this Agreement.

     1.66 "SERP" means a supplemental executive retirement Plan that is not qualified under Section 401 (a) of the Code, including the Supplemental Executive Retirement Plan for Employees (or any successor plan).

     1.67 "Stock Options" -- see Section 2.3.

     1.68 "Surviving Corporation" means the corporation resulting from a Reorganization Transaction or, if securities representing at least 50% of the aggregate voting power of such resulting corporation, (if such corporation is a stock company at the relevant time), or of the mutual life insurance holding company policies (if such corporation is a mutual life insurance holding company at the relevant time) are directly or indirectly owned by another corporation, such other corporation.

     1.69 "Target Annual Bonus" as of a certain date means the amount equal to the product of Base Salary determined as of such date multiplied by the percentage of such Base Salary to which Executive would have been entitled immediately prior to such date under any Bonus Plan for the Annual Performance Period for which such Annual Bonus is awarded if the performance goals established pursuant to such Bonus Plan were achieved at the 100% level as of the end of the Annual Performance Period; provided, however, that any reduction in Executive's Base Salary or Annual Bonus that would qualify as Good Reason shall be disregarded for purposes of this definition.

     1.70 "Taxes" means the incremental federal, state, local and foreign income, employment, excise and other taxes payable by Executive with respect to any applicable item of income.

     1.71 "Termination Date" means the date of the receipt of the Notice of Termination by Executive (if such Notice is given by the Company) or by the Company (if such Notice is given by Executive), or any later date, not more than 15 days after the giving of such Notice, specified in such notice as of which Executives' employment shall be terminated; provided, however, that:

              (i) if Executive's employment is terminated by reason of death or Disability, the Termination Date shall be the date of Executive's death or the date of the Disability (as described in Section 3.1(a)), as applicable; and

              (ii) if no Notice of Termination is given, the Termination Date shall be the last date on which Executive is employed by the Company.

     1.72 "Termination of Employment" means any termination of Executive's employment with the Company, whether such termination is initiated by the Company or by Executive.

     1.73 "25% Owner" -- see paragraph (a) of the definition of "Change of Control."

     1.74 "Voting Securities" means (a) with respect to a corporation, securities of such corporation that are entitled to vote generally in the election of directors of such corporation, and (b) with respect to a mutual life insurance company or mutual life insurance holding company, policies of such company entitled to vote generally in the election of directors of such company.

                                   ARTICLE II.

                          POST-CHANGE EMPLOYMENT PERIOD

     2.1  Position and Duties.

          (a) Change of Control. During the Post-Change Employment Period, except as otherwise provided in Section 2.1 (b) below, (i) Executive's position (including offices, titles, reporting requirements and responsibilities, but not reporting responsibilities), authority and duties shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately before the Effective Date (or if the Effective Date was the Consummation Date of an Imminent Control Change, during the 90-day period immediately before the beginning of the Imminent Control Change Period) and (ii) Executive's services shall be performed at the location where Executive was employed immediately before the Effective Date (or before the beginning of such Imminent Control Change Period) or any other location no more than 50 miles from such former location.

          (b) Merger of Equals. During any portion of the Post-Change Employment Period that qualifies as a Post-Merger of Equals Period, the Company may in its discretion change the Executive's position, authority and duties and may change the location where Executive's services shall be performed; provided that during the portion of the Post-Change Employment Period commencing on the Merger of Equals Cessation Date, Section 2.1(a) shall be applicable in respect of changes in Executive's position, authority and duties occurring on or after such date, except that all references to "Effective Date" in such clause shall instead refer to the Merger of Equals Cessation Date.

          (c) Imminent Control Change Period. During any Imminent Control Change Period, the Company may in its discretion change the Executive's position, authority and duties and may change the location where Executive's services shall be performed; provided, however, that if the Imminent Control Change Period culminates in a Consummation Date, then, in determining whether the Executive's Termination of Employment is for Good Reason, "Good Reason" shall be determined as though the provisions of Sections 2.1(a) and (b) applied commencing with the first day of the Imminent Control Change Period and in determining whether Executive's Termination of Employment is for Cause, "Cause" shall be determined as though the provisions of Section 2.1(d) applied commencing with the first day of the Imminent Control Change Period.

     (d) Executive's Obligations. During the Post-Change Employment Period, (other than any periods of paid time off, sick leave or disability to which Executive is entitled), Executive agrees to devote Executive's full attention and time to the business and affairs of the Company and, to the extent necessary to discharge the duties assigned to Executive in accordance with this Agreement, to use Executive's best efforts to perform such duties. During the Post-Change Employment Period, Executive may (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions and (iii) manage personal investments, so long as such activities are consistent with the Plans of the Company at the Effective Date and do not significantly interfere with the performance of Executive's duties under this Agreement. To the extent that any such activities have been conducted by Executive immediately prior to the Effective Date, and were consistent with the Plans of the Company at the Effective Date the continued conduct of such activities (or activities similar in nature and scope) after the Effective Date, shall not be deemed to interfere with the performance of Executive's duties under this Agreement.

22.  Compensation.

     (a)  Base Salary.

          (i) Post-Change Employment Period. During the Post-Change Employment Period, the Company shall pay or cause to be paid to Executive an annual base salary in cash, unless modified by Section (a)(ii) or (a)(iii) below, which shall be paid in a manner consistent with the Company's payroll practices in effect immediately before the Effective Date at an annual rate not less than 12 times the highest monthly base salary paid or payable to Executive by the Company in respect of the 12-month period immediately before the Effective Date (such annual rate salary, the "Base Salary). During the Post-Change Employment Period, the Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary awarded to other peer executives of the Company.

          (ii) Merger of Equals. Section 2.2(a)(i) shall apply in the case of a Merger of Equals.

          (iii) Imminent Control Change Period. Section 2.2(a)(i) and (ii) shall not apply during an Imminent Control Change Period; provided, however, that if the Imminent Control Change Period culminates in a Consummation Date, then, in determining whether the Executive's Termination of Employment is for Good Reason, "Good Reason" shall be determined as though the provisions of Sections 2.2(a)(i) and (ii) applied commencing with the first day of the Imminent Control Change Period.

     Any increase in Base Salary shall not limit or reduce any other obligation of the Company to Executive under this Agreement. After any such increase, the Base Salary shall not be reduced and the term "Base Salary" shall thereafter refer to the increased amount; provided, however, that Base Salary may be reduced as part of a broad-based compensation reduction applicable to other peer executives of the Company.

     (b)  Annual Bonus.

           (i) Post-Change Employment Period. In addition to Base Salary, the Company shall provide, unless modified by Section (b)(ii) or (b)(iii) below, to Executive the opportunity to receive payment of an annual bonus (the "Annual Bonus") with a bonus opportunity no less than and target performance goals no higher than those in effect immediately prior to the Effective Date for each Annual Performance Period which ends during the Post-Change Employment Period. "Annual Performance Period" means each period of time designated in accordance with any annual bonus arrangement, including the Principal Incentive Pay Plan ("Prin Pay") and any successor thereto, (a "Bonus Plan") which is based upon performance and approved by the Board or any committee of the Board, or in the absence of any Bonus Plan or any such designated period of time, each calendar year.

           (ii) Merger of Equals. Section 2.2(b)(i) shall apply in the case of a Merger of Equals.

           (iii) Imminent Control Change Period. Section 2.2(b)(i) and (ii) shall not apply during an Imminent Control Change Period; provided, however, that if the Imminent Control Change Period culminates in a Consummation Date, then, in determining whether the Executive's Termination of Employment is for "Good Reason" shall be determined as though the provisions of Sections 2.2(b)(i) and (ii) applied commencing with the first day of the Imminent Control Change Period.

     (c) Other Compensation and Benefits.

           (i) Post-Change Employment Period In addition to Base Salary and Annual Bonus, the Company shall, throughout the Post-Change Employment Period, unless modified by Section (c)(ii) or (c)(iii) below, provide the following other compensation and benefits to Executive, provided that, in no event shall such additional compensation and benefits be materially less favorable, in the aggregate, than the most favorable compensation and benefits provided by the Company to Executive (including any such compensation and benefits provided under Plans) at any time during the 90-day period immediately before the Effective Date:

               (1) LTIP Awards. LTIP Awards shall be granted to Executive at least as frequently as LTIP Awards were granted during the three-year period immediately preceding the Effective Date, with target payments no less than the average (expressed as a percentage of Executive's Base Salary in effect at the beginning of the applicable Performance Period) of the Executive's LTIP Awards outstanding immediately prior to the Effective Date, with target performance goals substantially comparable to the target performance goals under Executive's LTIP Awards outstanding on the Effective Date;

               (2) Incentive, Savings and Retirement Plans. Executive shall be eligible to participate in all incentive (including long-term incentives), savings and retirement Plans applicable to other peer executives of the Company;

               (3) Welfare Benefit Plans. Executive and Executive's family shall be eligible to participate in, and receive all benefits under, welfare benefit Plans provided by the Company (including medical, prescription, dental, disability, salary continuance, individual life, group life, dependent life, accidental death and travel accident insurance Plans) and applicable to other peer executives of the Company and their families;

               (4) Fringe Benefits. Executive shall be entitled to fringe benefits in accordance with the most favorable Plans applicable to peer executives of the Company;

               (5) Expenses. Executive shall be entitled to prompt reimbursement of all reasonable employment-related expenses incurred by Executive upon the Company's receipt of accountings in accordance with the most favorable Plans applicable to peer executives of the Company;

               (6) Office and Support Staff. Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance in accordance with the most favorable Plans in effect prior to the Change of Control; and

               (7) Vacation. Executive shall be entitled to paid time off in accordance with the most favorable Plans applicable to peer executives of the Company.

          (ii) Merger of Equals. Section 2.2(c)(i) shall not apply in the case of a Merger of Equals until the Merger of Equals Cessation Date, if any, at which time Section 2.2(c)(i) shall be applied by substituting the Merger of Equals Cessation Date for the Effective Date wherever such term appears. During a Post-Merger of Equals Period, the Executive shall be entitled to aggregate compensation benefits and perquisites no less than those provided in the aggregate to other peer executives of the Company.

          (iii) Imminent Control Change Period. Section 2.2(c)(i) and (ii) shall not apply during an Imminent Control Change Period; provided, however, that if the Imminent Control Change Period culminates in a Consummation Date, then, in determining whether the Executive's Termination of Employment is for "Good Reason" shall be determined as though the provisions of Sections 2.2(c)(i) and (ii) applied commencing with the first day of the Imminent Control Change Period.

     2.3  Stock Incentive Awards.

          (a) Change of Control that is not a Merger of Equals. On the Effective Date, except as provided in Section 2.3(b) or (c) below, Executive shall
     (i) become fully vested in, and may thereafter exercise in whole or in part, in accordance with the terms thereof, all outstanding stock options, stock appreciation rights, or similar incentive awards (collectively, "Stock Options") and (ii) become fully vested in all shares of restricted stock or restricted stock units and similar awards ("Restricted Shares"). Notwithstanding the foregoing, if the Effective Date is a Reorganization Transaction and if so provided under the agreement pursuant to which the Reorganization Transaction is effected, then all Executive's Stock Options shall (x) be extinguished for such consideration as is provided for vested options under such agreement or (y) be converted into options to purchase the stock of the Surviving Corporation, and such converted options shall be subject to the same option terms and restrictions as those applicable on the Effective Date.

          (b) Merger of Equals. Section 2.3(a) shall not apply in the case of a Merger of Equals unless there occurs a Merger of Equals Cessation Date, at which time Section 2.3(a) shall be applied by substituting the Merger of Equals Cessation Date for the Effective Date wherever such term appears.

          (c) Imminent Control Change Period. Section 2.3(a) and (b) shall not apply during an Imminent Control Change Period; provided, however, that if the Executive has a Termination of Employment described in Section 4.4 and the Imminent Control Change Period culminates in a Consummation Date, then stock options and restricted shares shall be treated as described in Sections 4.4(f), (g) and (h).

     2.4  Unfunded Deferred Compensation.

          (a) Change of Control that is not a Merger of Equals. On the Effective Date, except as provided in Section 2.4(b) or (c) below, Executive shall become fully vested in all benefits previously accrued under any deferred compensation Plan (including a SERP and defined contribution excess plan) that is not qualified under Section 401(a) of the Code. To the extent not so provided under such non-qualified Plan, within ten business days after the Effective Date, the Company shall pay or cause to be paid to Executive a lump-sum cash amount equal to:

               (i) the sum of the Lump-Sum Values of all Maximum Annuities that are payable pursuant to all such non-qualified plans that are defined benefit Plans, plus

               (ii) the sum of Executive's account balances under all non-qualified plans that are defined contribution Plans.

           (b) Merger of Equals. Section 2.4(a) shall not apply in the case of a Merger of Equals unless there occurs a Merger of Equals Cessation Date, at which time Section 2.4(a) shall be applied by substituting the Merger of Equals Cessation Date for the Effective Date wherever such term appears.

           (c) Imminent Control Change Period. Section 2.4(a) and (b) shall not apply during an Imminent Control Change Period.

Executive shall have the opportunity to waive the accelerated vesting and lump-sum payment at any time prior to the earlier of (i) the 15th day after the date of an Imminent Control Change or (ii) the 30th day prior to a Change of Control which is not preceded by an Imminent Control Change; provided, however, that in no event shall the waiver be allowed on the Effective-Date or thereafter.

     2.5   Pro-rata Annual Bonus.

           (a) Change of Control that is not a Merger of Equals. Except as provided in Section 25(b) or (c) below, to the extent not so provided by the Bonus Plan, the Company shall pay or cause to be paid to Executive within ten business days after the Effective Date, a lump-sum cash payment equal to the Pro-rata Annual Bonus, in satisfaction of the Company's obligations under the Bonus Plan for periods prior to the Effective Date.

           (b) Merger of Equals. Section 2.5(a) shall not apply in the case of a Merger of Equals unless (i) there occurs a Merger of Equals Cessation Date, at which time Section 2.4(a) shall be applied by substituting the Merger of Equals Cessation Date for the Effective Date.

           (c) Imminent Control Change Period. Section 2.4(a) and (b) shall not apply during an Imminent Control Change Period.

     2.6   Pro-rata LTIP Bonus.

           (a) Change of Control that is not a Merger of Equals. Except as provided in Section 2.6(b) or (c) below, to the extent not so provided by the LTIP or New LTIP, as applicable, the Company shall pay or cause to be paid, within ten business days after the Effective Date a lump-sum cash payment equal to the sum of (i) the Pro-rata LTIP Bonus and (ii) all Accrued LTIP Bonuses, in satisfaction of the Company's obligations under the LTIP and New LTIP for periods prior to the Effective Date.

           (b) Merger of Equals. Section 2.6(a) shall not apply in the case of a Merger of Equals unless (i) there occurs a Merger of Equals Cessation Date, at which time Section 2.6(a) shall be applied by substituting the Merger of Equals Cessation Date for the Effective Date.

           (c) Imminent Control Change Period. Section 2.6(a) and (b) shall not apply during an Imminent Control Change Period.


                                  ARTICLE III.

                            TERMINATION OF EMPLOYMENT

     3.1   Disability.

           (a) During the Post-Change Employment Period or any Imminent Change Period, the Company may terminate Executive's employment at any time because of Executive's Disability by giving Executive or his legal representative, as applicable, (i) written notice in accordance with
     Section 10.8 of the Company's intention to terminate Executive's employment pursuant to this Section and (ii) a certification of Executive's Disability by a physician selected by the Company or its insurers, subject to the consent of Executive or Executive's legal representative, which consent shall not be unreasonably withheld or delayed. Executive's employment shall terminate effective on the 30th day after Executive's receipt of such notice (which such 30th day shall be deemed to be the date of the Disability) unless, before such 30th day, Executive shall have resumed the full-time performance of Executive's duties.

           (b) "Disability" means any medically determinable physical or mental impairment that has lasted for a continuous period of not less than six months and can be expected to be permanent or of indefinite duration, and that renders Executive unable to perform the duties required under this Agreement.

     3.2 Death. Executive's employment shall terminate automatically upon Executive's death during the Post-Change Employment Period or Imminent Control Change Period.

     3.3   Termination for Cause.

           (a) Change of Control that is not a Merger of Equals. During the Post-Change Employment Period that is not a Post-Merger of Equals Period, the Company may terminate Executive's employment for Cause solely in accordance with all of the substantive and procedural provisions of this
     Section 3.3(a).

               (i) Definition of Cause. For purposes of this section 3.3(a), "Cause" means any one or more of the following:

                    (1) Executive's commission of a felony or other crime
               involving fraud, dishonesty or moral turpitude;

                    (2) Executive's willful or reckless material misconduct in the performance of Executive's duties;

                    (3) Executive's habitual neglect of duties; or

                    (4) Executive's willful or intentional breach of this
               Agreement;

          provided, however, that for purposes of clauses (2), (3) and (4), Cause shall not include any one or more of the following:

                    (A) Executive's bad judgment

                    (B) Executive's negligence, other than Executive's habitual neglect of duties or gross negligence;

                    (C) any act or omission believed by Executive in good faith to have been in or not opposed to the interest of the Company (without intent of Executive to gain, directly or indirectly, a profit to which Executive was not legally entitled); or

                    (D) failure to meet performance goals, objectives or
               measures following good faith efforts to meet such goals, objectives or measures; and

          further provided that, if a breach of this Agreement involved an act, or a failure to act, which was done, or omitted to be done, by Executive in good faith and with a reasonable belief that Executive's act, or failure to act, was in the best interests of the Company or was required by applicable law or administrative regulation, such breach shall not constitute Cause if, within 30 days after Executive is given written notice of such breach that specifically refers to this Section, Executive cures such breach to the fullest extent that it is curable.

               (ii) Procedural Requirements for Termination for Cause. The Company shall strictly observe each of the following procedures:

                    (1) Board Meeting. A meeting of the Board shall be called
               for the stated purpose of determining whether Executive's acts or omissions constitute Cause and, if so, whether to terminate Executive's employment for Cause.

                    (2) Notice of Consideration. Not less than 30 days prior to the date of such meeting the Company shall provide Executive and each member of the Board written notice (a "Notice of Consideration") of (x) a detailed description of the acts or omissions alleged to constitute Cause, (y) the date, time and location of such meeting of the Board, and (z) Executive's rights under clause (3) below.

                     (3) Opportunity to Present Response. Executive shall have
               the opportunity to appear before the Board in person and, at Executive's option, with legal counsel, and/or to present to the Board a written response to the Notice of Consideration.

                     (4) Cause Determination. Executive's employment may be
               terminated for Cause only if (x) the acts or omissions specified in the Notice of Consideration did in fact occur and do constitute Cause as defined in this Section, (y) the Board makes a specific determination to such effect and to the effect that Executive's employment should be terminated for Cause ("Cause Determination") and (z) the Company thereafter provides Executive with a Notice of Termination which specifies in specific detail the basis of such Termination of Employment for Cause and which Notice shall be consistent with the reasons set forth in the Notice of Consideration. The Cause Determination shall require the affirmative vote of at least 66-2/3% of the members of the Board.

                     (iii) Standard of Review. In the event that the existence
               of Cause shall become an issue in any action or proceeding between the Company and Executive, the Company shall, notwithstanding the Cause determination referenced in clause
               (4)(y) of Section 3.3(a)(ii), have the burden of establishing that the actions or omissions specified in the Notice of Consideration did in fact occur and do constitute Cause and that the Company has satisfied the procedural requirements of Section 3.3(a)(ii).

               (b) Merger of Equals. Section 3.3(a) shall not apply in the case of a Merger of Equals unless there occurs a Merger of Equals Cessation Date, at which time Section 3.3(a) shall apply to any termination for Cause during the Post-Change Employment Period for which the Notice of Consideration is given on or after the Merger of Equals Cessation Date. During any Post-Merger of Equals Period, the Company may terminate Executive's employment for Cause solely in accordance with all of the substantive and procedural provisions of this Section 3.3(b).

                    (i) Definition of Cause. For purposes of this Section
               3.3(b), "Cause" shall have the same meaning as in Section 3.3(a)(i).

                    (ii) Procedural Requirements for Termination for Cause. The
               Company shall strictly observe the procedures set forth in
               Section 3.3(a)(ii), except that

                         (1) If the Notice of Consideration is given to
                    Executive during a Post-Merger of Equals Period, Executive shall have the opportunity to present to the board a written response to the Notice of Consideration, but shall not have the right to appear in person or by counsel before the Board; and

                         (2) The Cause Determination shall require the
                    affirmative vote of a simple majority of the members of the Board.

                    (iii) Standard of Review. If the Notice of Consideration is
               given to Executive during a Post-Merger of Equals Period, then in the event that the existence of Cause shall become an issue in any action or proceeding between the Company and Executive, the Board's Cause determination referenced in clause (4)(y) of
               Section 3.3(a)(ii) shall be binding on all parties.

               (c) Imminent Control Change Period. This Section 3.3 shall not apply during any Imminent Control Change Period that does not culminate in a Consummation Date. In the case of an Imminent Control Change Period that culminates in a Consummation Date, no termination of Executive's employment during the Imminent Control Change Period shall be deemed to have been for Cause unless all the substantive and procedural provisions of Section 3.3(c) shall have been satisfied:

                    (i) Definition of Cause. For purposes of this Section
               3.3(c), "Cause" shall have the meaning as in Section 3.3(a)(i), except that, for purposes of clauses

               (2), (3) and (4) of Section 3.3(a)(i), Cause shall not exclude failure to meet performance goals, objectives or measures.

               (ii) Procedural Requirements for Termination for Cause. To qualify as a termination for Cause, a termination by the Company during the Imminent Control Change Period shall have strictly complied with the procedures set forth in Section 3.3(b)(ii), substituting the phrase Imminent Control Change Period for Post-Merger of Equals Period wherever it appears.

               (iii) Standard of Review. If the Notice of Consideration is given to Executive during an Imminent Control Change Period, then in the event that the existence of Cause shall become an issue in any action or proceeding between the Company and Executive, the Board's Cause determination referenced in clause (4)(y) of Section 3.3(a)(ii) shall be binding on all parties.

     3.4  Good Reason.

          (a) Change of Control that is not a Merger of Equals. During the Post-Change Employment Period that is not a Merger of Equals, Executive may terminate his or her employment for Good Reason in accordance with the substantive and procedural provisions of this Section 3.4(a).

               (i) Good Reason Definition. For purposes of this Section 3.4(a), "Good Reason" means the occurrence of any one or more of the following actions or omissions during the Post-Change Employment Period other than during a Post-Merger of Equals Period:

                   (1) any failure to pay Executive's Base Salary in violation of Section 2.2(a) or any failure to increase Executive's Base Salary to the extent, if any, required by such Section;

                   (2) any failure to pay Executive's Annual Bonus or any
               reduction in Executive's bonus opportunity, in either case in violation of Section 2.2(b);

                   (3) any material adverse change in Executive's position
               (including offices, titles, or reporting requirements, but not reporting responsibilities), authority or duties as contemplated by Section 2.1(a)(i);

                   (4) any material reduction in aggregate compensation and
               benefits as provided in Article II;

                   (5) requiring Executive to be based at any office or
               location other than the location specified in Section 2.1(a);

                   (6) any other material breach of this Agreement by the
               Company;

                    (7) any Termination of Employment by the Company that
               purports to be for Cause, but is not in full compliance with all of the substantive and procedural requirements of this Agreement (any such purported termination shall be treated as a Termination of Employment without Cause for all purposes of this Agreement); or

                    (8) the failure at any time of a successor to the Company
               explicitly to assume and agree to be bound by this Agreement.

               (ii) Determination of Good Reason. Any reasonable determination by Executive that any of the events specified in subsection (i) above has occurred and constitutes Good Reason shall be conclusive and binding for all purposes, unless the Company establishes that Executive did not have any reasonable basis for such determination.

          (b) Merger of Equals. Section 3.4(a) shall not apply in the case of a Merger of Equals unless there occurs a Merger of Equals Cessation Date, at which time Section 3.4(a) shall apply to any termination for Good Reason during the Post-Change Employment Period for which the event(s) constituting Good Reason occurred on or after the Merger of Equals Cessation Date. During any Post-Merger of Equals Period, the Executive may terminate his or her employment for Good Reason in accordance with the substantive and procedural provisions of this Section 3.4(b).

               (i) Definition of Good Reason. For purposes of this Section 3.4(b), "Good Reason" shall have the same meaning as in Section 3.4(a)(i), except that (1) the act or omission shall have occurred during the Post-Merger of Equals Period, and (2) clauses 3.4(a)(i)(3) and (5) shall not apply.

               (ii) Determination of Good Reason. Executive's determination that an event constituting Good Reason has occurred during a Post-Merger of Equals Period shall not be entitled to any presumptive validity or other deference by a court.

          (c) Imminent Control Change Period. This Section 3.4 shall not apply during any Imminent Control Change Period that does not culminate in a Consummation Date. In the case of an Imminent Control Change Period that culminates in a Consummation Date, no termination of Executive's employment during the Imminent Control Change Period shall be deemed to have been for Good Reason unless all the substantive and procedural provisions of this
     Section 3.4(c) shall have been satisfied:

               (i) Definition of Good Reason. For purposes of this Section 3.4(b), "Good Reason" shall have the same meaning as in Section 3.4(a)(i), except that (1) the act or omission shall have occurred during the Imminent Control Change Period, and (2) clauses 3.4(a)(i)(3) and (5) shall not apply.

               (ii) Determination of Good Reason. Executive's determination that an event constituting Good Reason has occurred during an Imminent Control Change

          Period shall not be entitled to any presumptive validity or other deference by a court.


          (d) Notice by Executive. In the event of any Termination of Employment by Executive for Good Reason, Executive shall as soon as practicable thereafter notify the Company of the events constituting such Good Reason by a Notice of Termination. A delay in the delivery of such Notice of Termination or a failure by Executive to include in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of Executive under this Agreement or preclude Executive from asserting such fact or circumstance in enforcing rights under this Agreement; provided that no act or omission by the Company shall qualify as Good Reason (i) if Executive's Termination of Employment occurs more than 12 months after Executive first obtains actual knowledge of such act or omission or (ii) during a Post-Merger of Equals Period 12 months after the first date on which Executive obtained actual knowledge of the fact that no Merger of Equals has occurred or that a Merger of Equals Cessation has occurred.

                                   ARTICLE IV.

          COMPANY'S OBLIGATIONS UPON CERTAIN TERMINATIONS OF EMPLOYMENT

   4.1 Termination During the Post-Change Employment Period. If, during the Post-Change Employment Period (other than during a Post-Merger of Equals Period) the Company terminates Executive's employment other than for Cause or Disability, or Executive terminates employment for Good Reason, the Company's sole obligations to Executive under Articles II and IV shall be as follows:

          (a) Severance Payments. The Company shall pay or provide Executive, in addition to all vested rights arising from Executive's employment as specified in Article II, a lump-sum cash amount equal to the sum of the following, no more than ten business days after the Termination Date:

               (i)   Accrued Obligations. all Accrued Obligations;

               (ii) Prorated Annual Bonus for Year of Termination. Executive's Pro-rata Annual Bonus reduced (but not below zero) by the amount of any Annual Bonus paid to Executive with respect to the Company's fiscal year in which the Termination Date occurs, whether paid under
          Section 2.5 or otherwise;

               (iii) Prorated LTIP Bonus. Executive's Pro-rata LTIP Bonus reduced (but not below zero) by the amount of any LTIP Bonus paid to Executive with respect to the LTIP Performance Periods not completed as of the Termination Date, whether such amount was paid under Section
          2.6 or otherwise;

                (iv) Deferred Pensions and Pension Enhancements. The sum of

                    (1) all amounts previously deferred by, or accrued to the
               benefit of, Executive under any defined contribution non-qualified plans (as described in Section 2.4), whether vested or unvested, together with any accrued earnings thereon, to the extent that such amounts and earnings have not been previously paid by the Company (whether pursuant to Section 2.4 or otherwise) or are provided under the terms of such non-qualified Plan; plus

                    (2) an amount equal to the positive difference, if any,
               between:

                    (A) the sum of the Lump-Sum Values of each Maximum Annuity that would be payable to Executive under any defined benefit Plan (whether or not qualified under Section 401(a)) if Executive had:

                         (1) become fully vested in all such previously unvested
                    benefits,

                         (2) accrued a number of years of service (for purposes
                    of determining the amount of such benefits, entitlement to early retirement benefits, and all other purposes of such defined benefit plans) that is three years greater than the number of years of service actually accrued by Executive as of the Termination Date, and

                         (3) received the lump-sum severance benefits specified
                    in Section 4.1(a) (excluding LTIP Bonuses and any amounts in respect of Stock Options or Restricted Shares, if any, including severance multiples thereof) as covered compensation in equal monthly installments during the period of three years following the Termination Date, minus

               (B) the sum of (x) the Lump-Sum Values of the Maximum Annuity benefits actually payable to Executive under each defined-benefit Plan that is qualified under Section 401(a) of the Code and (y) the aggregate amounts previously paid (whether pursuant to Section 2.4 or otherwise) to Executive under the defined benefit Plans (whether or not qualified under Section 401(a) of the Code) described in clause
          (A) of this Section 4.1(a)(iv)(2).

          (v) Multiple of Salary. Bonus and LTIP. An amount equal to three (3.0) times the sum of (x) Base Salary, (y) the Target Annual Bonus, and (z) the Annualized Target LTIP Bonus, each determined as of the Termination Date; provided, however, that any reduction in Executive's Base Salary or Annual Bonus that would qualify as Good Reason shall be disregarded for purposes of this clause (v); and provided further, that the Annualized Target LTIP Bonus in clause (z) of this Section 4.1(a)(v) shall not be included in the sum referenced above if the Termination Date occurs on or after the third anniversary of the date the Company first makes a grant of stock options to a peer executive of the Company pursuant to a written employee stock option plan applicable to peer executives of the Company; and

               (vi) Unvested Defined Contribution Plan. To the extent not paid pursuant to clause (iv) of this Section 4.1(a), an amount equal to the sum of the value of the unvested portion of Executive's accounts or accrued benefits under any unqualified or qualified defined contribution retirement plan maintained by the Company as of the Termination Date and forfeited by Executive by reason of the Termination of Employment.

          (b) Continuation of Welfare Benefits. Until the third anniversary of the Termination Date or such later date as any Plan may specify, the Company shall continue to provide to Executive and Executive's family welfare benefits (including medical, prescription, dental, disability, salary continuance, individual life, group life, accidental death and travel accident insurance plans and programs) which are at least as favorable as the most favorable Plans of the Company applicable to peer executives who are actively employed after the Termination Date and their families. The cost of such welfare benefits to Executive shall not exceed the cost of such benefits to actively employed peer executives of the Company as applicable from time to time. Executive's rights under this Section shall be in addition to, and not in lieu of, any post-termination continuation coverage or conversion rights Executive may have pursuant to applicable law, including continuation coverage required by Section 4980 of the Code. Notwithstanding anything herein to the contrary, such welfare benefits shall be secondary to any similar welfare benefits provided by the Executive's subsequent employer (if any).

          (c) Outplacement. The Company shall pay on behalf of Executive reasonable fees and costs charged by the outplacement firm selected by Executive to provide outplacement services to Executive after the Termination Date, within ten business days of its receipt of an invoice therefor, subject to a maximum of $30,000.

          (d) Indemnification. The Executive shall be indemnified and held harmless by the Companies to the greatest extent permitted under applicable Iowa law (or the law of the State of incorporation of any successor or Surviving Corporation) as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits a Company to provide broader indemnification than was permitted prior to such amendment) and the Companies' respective by-laws as such exist on the Agreement Date if the Executive was, is, or is threatened to be, made a party to any pending, completed or threatened action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that the Executive is or was, or had agreed to become, a director, officer, employee, agent, or fiduciary of a Company or any other entity which the Executive is or was serving at the request of a Company ("Proceeding"), against all expenses (including all reasonable attorneys' fees) and all claims, damages, liabilities and losses incurred or suffered by the Executive or to which the Executive may become subject for any reason. A Proceeding shall not include any proceeding to the extent it concerns or relates to a matter described in Section 6.1(a) (concerning reimbursement of certain costs and expenses). Upon receipt from Executive of (i) a written request for an advancement of expenses, which Executive reasonably believes will be subject to indemnification hereunder and (ii) a written undertaking by Executive to repay any such amounts if it shall ultimately be determined that Executive is not entitled to indemnification under this Agreement or otherwise, Mutual shall advance such expenses to Executive or pay such expenses for Executive, all in advance of the final disposition of any such matter.

          (e) Directors' and Officers' Liability Insurance. For a period of six years after the Termination Date, the Companies shall provide Executive with coverage under a directors' and officers' liability insurance policy in amounts no less than, and on terms no less favorable than, those provided to senior executive officers and directors of the Companies on the Effective Date.

          (f) Stock Incentive Awards. Immediately prior to the Executive's Termination of Employment, Executive shall (i) become fully vested in, and may thereafter exercise in whole or in part, in accordance with the terms thereof, all outstanding Stock Options and (ii) become fully vested in all Restricted Shares.

     4.2 Termination During a Post-Merger of Equals Period. If, during a Post-Merger of Equals Period, the Company terminates Executive's employment other than for Cause or Disability, or if Executive terminates employment for Good Reason, the Company's sole obligations to Executive under Articles II and IV shall be as follows:

          (a) Severance Payments. The Company shall pay or provide Executive, in addition to all vested rights arising from Executive's employment as specified in Article II, a lump-sum cash amount, no more than thirty business days after the Termination Date, equal to the sum of all amounts described in Section 4.1(a).

          (b) Continuation of Welfare Benefits. Until the third anniversary of the Termination Date or such later date as any Plan may specify, the Company shall continue to provide to Executive and Executive's family welfare benefits with the same scope and cost as described in Section 4.1(b). Executive's rights under this Section shall be in addition to, and not in lieu of, any post-termination continuation coverage or conversion rights Executive may have pursuant to applicable law, including continuation coverage required by Section 4980 of the Code. Notwithstanding anything herein to the contrary, such welfare benefits shall be secondary to any similar welfare benefits provided by the Executive's subsequent employer (if any).

          (c) Stock Incentive Awards. Immediately prior to the Executive's Termination of Employment, Executive shall (i) become fully vested in, and may thereafter exercise in whole or in part, in accordance with the terms thereof, all outstanding Stock Options and (ii) become fully vested in all Restricted Shares.

          (d) Outplacement. The Company shall pay on behalf of Executive reasonable fees and costs charged by the outplacement firm selected by the Company to provide outplacement services to Executive after the Termination Date, within ten business days of its receipt of an invoice therefor, subject to a maximum of $30,000.

          (e) Indemnification. The Executive shall be indemnified and held harmless by the Companies to the same extent as provided in Section 4.1(d).

          (f) Directors' and Officers' Liability Insurance. The Companies shall provide Executive with Directors' and Officers' Liability Insurance to the same extent as provided in Section 4.1(e).

     4.3 Termination During an Imminent Control Change Period (with no Change of Control). If, during an Imminent Control Change Period, the Company terminates Executive's employment other than for Disability and other than for a reason that would constitute Cause if there were a Change of Control, or if Executive terminates employment for a reason that would constitute Good Reason if there were a Change of Control, and in either case the Imminent Control Change Period does not culminate in a Consummation Date, the Company's sole obligations to Executive under Articles II and IV shall be as follows:

          (a) Continuation of Welfare Benefits. Until the earlier of (i) the third anniversary of the Termination Date or (ii) the last day of the Imminent Control Change Period (or such later date as any Plan may specify), the Company shall continue to provide to Executive and Executive's family welfare benefits with the same scope and cost as described in Section 4.1(b). Executive's rights under this Section shall be considered a part of, and shall therefore reduce, any post-termination continuation coverage or conversion rights Executive may have pursuant to applicable law, including, continuation coverage required by Section 4980 of the Code. Notwithstanding anything herein to the contrary, such welfare benefits shall be secondary to any similar welfare benefits provided by the Executive's subsequent employer (if any).

          (b) Outplacement. The Company shall pay on behalf of Executive reasonable fees and costs charged by the outplacement firm selected by the Company to provide outplacement services to Executive after the Termination Date, within ten business days of its receipt of an invoice therefor, subject to a maximum of $30,000. Notwithstanding the foregoing, all outplacement amounts payable pursuant to this Section 4.3(b) shall be reduced (but not below zero) by outplacement amounts paid to Executive on account of a Termination Date prior to the date payment is made under this
     Section 4.3(b).

          (c) Indemnification. The Executive shall be indemnified and held harmless by the Companies to the same extent as provided in Section 4.1(d), but only during the Imminent Control Change Period.

          (d) Directors' and Officers' Liability Insurance. The Companies shall provide the same level of directors' and officers' liability insurance for Executive as provided in Section 4.1(e), but only during the Imminent Control Change Period.

          (e) Vested Stock Options. Executive's vested Stock Options will:

              (i) not expire (unless such Stock Options would have expired had Executive remained an employee of the Company) during the Imminent Control Change Period; and

              (ii) continue to be exercisable after the Termination Date to the extent provided in the applicable grant agreement or Plan, and thereafter, such Stock Options shall not be exercisable during the Imminent Control Change Period.

     Upon the date the Imminent Control Change lapses without a Consummation Date Executive's vested Stock Options may be exercised, in whole or in part, during the 30-day period following the lapse of the Imminent Control Change, (but in no case shall Stock Options remain exercisable after the date on which such Stock Options would have expired if Executive had remained an employee of the Company).

          (f) Unvested Stock Options. Executive's unvested Stock Options will:

              (i) not expire (unless such Stock Options would have expired had Executive remained an employee of the Company) during the Imminent Control Change Period; and

              (ii) not continue to vest and not be exercisable during the Imminent Control Change Period.

     Upon the date the Imminent Control Change lapses without a Consummation Date, such unvested Stock Options will expire.

          (g) Restricted Shares. Executive's unvested Restricted Shares will:

              (i) not be forfeited during the Imminent Control Change Period;
          and

              (ii) not continue to vest during the Imminent Control Change
          Period.

     Upon the date the Imminent Control Change lapses without a Consummation Date, such unvested Restricted Stock shall be forfeited.

     4.4 Termination During an Imminent Control Change Period (which Culminates in a Change of Control). If, during an Imminent Control Change Period that culminates in a Consummation Date, the Company terminates Executive's employment other than for Cause or Disability, or if Executive terminates employment for Good Reason, the Company's sole obligations to Executive under Articles II and IV shall be as follows:


          (a) Cash Severance Payments. The Company shall pay Executive, in addition to all vested rights arising from Executive's employment as specified in Article II, a lump-sum cash amount equal to the sum of all amounts described in Section 4.1(a). Such amount shall be paid no more than ten business days after an Effective Date that does not qualify as a Merger of Equals and no more than 30 business days after an Effective Date which does qualify as a Merger of Equals. Notwithstanding the foregoing, all amounts paid pursuant to this Section 4.4(a) shall be reduced (but not below zero) by amounts paid to Executive on account of the Termination of Employment, to the extent such amounts would reasonably be considered duplicative, prior to the date payment is made under this Section 4.4(a).

          (b) Continuation of Welfare Benefits. Until the third anniversary of the Termination Date or such later date as any Plan may specify, the Company shall continue to provide to Executive and Executive's family welfare benefits with the same scope and cost as described in Section 4.1
     (b). Executive's rights under this Section shall be in addition to, and not in lieu of, any post-termination continuation coverage or conversion rights Executive may have pursuant to applicable law, including continuation coverage required by Section 4980 of the Code. Notwithstanding the foregoing, such welfare benefits shall be secondary to any similar welfare benefits provided by the Executive's subsequent employer (if any).

          (c) Outplacement. The Company shall pay on behalf of Executive reasonable fees and costs charged by the outplacement firm selected by the Company to provide outplacement services to Executive after the Termination Date, within ten business days of its receipt of an invoice therefor, subject to a maximum of $30,000. Notwithstanding the foregoing, all outplacement amounts payable pursuant to this Section 4.4(c) shall be reduced (but not below zero) by outplacement amounts paid to Executive on account of such Termination Date but prior to the date payment is made pursuant to this Section 4.4(c).

          (d) Indemnification. The Executive shall be indemnified and held harmless by the Companies to the same extent as provided in Section 4.1(d).

          (e) Directors' and Officers' Liability Insurance. The Companies shall provide Executive with Directors' and Officers' liability insurance to the same extent as provided in Section 4.1(e).

          (f) Unvested Stock Options. Executive's unvested Stock Options will:

              (i) not expire (unless such Stock Options would have so expired had Executive remained an employee of the Company) during the Imminent Control Change Period;

              (ii) not continue to vest during the Imminent Control Change Period; and

              (iii) not be exercisable during the Imminent Control Change
          Period;

     Immediately prior to the Consummation Date, such unvested Stock Options shall become fully vested, and may thereupon be exercised in whole or in part by the Executive at any time during the 30-day period following the Consummation Date (but in no case shall Stock Options remain exercisable after the date on which such Stock Options would have expired if Executive had remained an employee of the Company). Notwithstanding the foregoing, if the Consummation Date is a Reorganization Transaction and if so provided under the agreement pursuant to which the Reorganization Transaction is effected, then all Executive's Stock Options shall (a) be extinguished for such consideration as is provided for vested options under such agreement or (b) be converted into options to purchase the stock of the Surviving Corporation, and such converted options shall be subject to the same option terms and restrictions as those applicable on the Consummation Date.

          (g) Vested Stock Options. Executive's vested Stock Options will:

              (i) not expire (unless such Stock Options would have so expired had Executive remained an employee of the Company) during the Imminent Control Change Period; and

              (ii) continue to be exercisable after the Termination Date to the extent provided in the applicable grant agreement or Plan, and thereafter, such Stock Options shall not be exercisable during the Imminent Control Change Period.

     Upon the Consummation Date, such vested. Stock Options may be exercised by Executive in whole or in part, during the 30-day period following the Consummation Date, (but in no case shall Stock Options remain exercisable after the date on which such Stock Options would have expired if Executive had remained an employee of the Company). Notwithstanding any provision in this Section, if the Consummation Date is a Reorganization Transaction, and if so provided under the agreement pursuant to which such Reorganization Transaction is effected, then all of the Executive's vested Stock Options shall (a) be extinguished for such consideration as is provided for vested options under such agreement or (b) be converted into options to purchase the stock of the Surviving Corporation, and such converted options shall be subject to the same option terms as those applicable on the Consummation Date.

          (h) Restricted Shares. Executive's unvested Restricted Shares will:

              (i) not be forfeited during the Imminent Control Change Period;
          and

              (ii) not continue to vest during the Imminent Control Change
          Period.

     Immediately prior to the Consummation Date, Executive shall become fully vested in all of Executive's Restricted Stock and within ten business days after the Consummation Date, the Company shall deliver to Executive all of such shares theretofore held by or on behalf of the Company, which will be subject to the same terms which other stockholders of the Company receive in the transaction.

     4.5 Waiver and Release. Notwithstanding anything herein to the contrary, the Company shall have no obligation to Executive under Section 4.1, 4.2, 4.3 or
4.4 or Article V unless and until Executive executes a release and waiver of Mutual and the Companies, in substantially the same form as attached hereto as Exhibit A.

     4.6 Termination by the Company for Cause. If the Company terminates Executive's employment for Cause during the Post-Change Employment Period or Imminent Control Change Period, the Company's sole obligation to Executive under Articles II and IV shall be to pay Executive, pursuant to the Company's then-effective Plans, a lump-sum cash amount equal to all Accrued Obligations determined as of the Termination Date. The LTIP Bonus shall be governed according to the terms of the LTIP and New LTIP, as applicable.

     4.7 Termination by Executive Other Than for Good Reason. If Executive elects to retire or otherwise terminate employment during the Post-Change Employment Period or Imminent Control Change Period other than for Good Reason, Disability or death, the

Company's sole obligation to Executive under Articles II and IV shall be to pay Executive, pursuant to the Company's then-effective Plans, a lump-sum cash amount equal to all Accrued Obligations determined as of the Termination Date. The LTIP Bonus shall be governed according to the terms of the LTIP and New LTIP, as applicable.

     4.8 Termination by the Company for Disability. If the Company terminates Executive's employment by reason of Executive's Disability during the Post-Change Employment Period or Imminent Control Change Period, the Company's sole obligation to Executive under Articles II and IV shall be as follows:

          (a) to pay Executive, pursuant to the Company's then-effective Plans, a lump-sum cash amount equal to all Accrued Obligations determined as of the Termination Date, and

          (b) to provide Executive disability and other benefits after the Termination Date that are not less than the most favorable of such benefits then available under Plans of the Company to disabled peer executives of the Company.

If the Termination Date occurred during an Imminent Control Change Period which had a Consummation Date which is not also a Merger of Equals or a Post-Change Employment Period other than a Post-Merger of Equals Period, such disability and other benefits shall also be no less favorable, in the aggregate, than the most favorable of the disability and other benefits available to Executive under such Plans in effect at any time during the 90-day period immediately preceding (1) the Effective Date if such Termination Date occurred during a Post-Change Employment Period or (2) the date of the Imminent Control Change if such Termination Date occurred during an Imminent Control Change Period. The LTIP Bonus shall be governed according to the terms of the LTIP and New LTIP, as applicable.

     4.9 If upon Death. If Executive's employment is terminated by reason of Executive's death during the Post-Change Employment Period or Imminent Control Change Period, the Company's sole obligations to Executive under Articles II and IV shall be as follows:

          (a) to pay Executive's Beneficiary, pursuant to the Company's then-effective Plans, a lump-sum cash amount equal to all Accrued Obligations; and

          (b) to provide Executive's Beneficiary survivor and other benefits that are not less than the most favorable survivor and other benefits then available under Plans of the Company to the estates or the surviving families of peer executives of the Company.

If the Termination Date occurred during an Imminent Control Change which had a Consummation Date which is not also a Merger of Equals or a Post-Change Employment Period other than a Post-Merger of Equals Period, such survivor benefits shall also be no less favorable, in the aggregate, than the most favorable of the survivor benefits available to Executive under such Plans in effect at any time during the 90-day period immediately preceding (1) the Effective Date if such Termination Date occurred during a Post-Change Employment Period or (2) the date of the Imminent Control Change if such Termination Date occurred during an Imminent Control Change Period. The LTIP Bonus shall be governed according to the terms of the LTIP and New LTIP, as applicable.

                                   ARTICLE V.

                   CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY

     5.1 Gross-Up Payment. If at any time or from time to time, it shall be determined by the Company's independent auditors, but only after an Effective Date, that any payment or other benefit to Executive pursuant to Article II or
Article IV of this Agreement or otherwise ("Potential Parachute Payment") is or will become subject to the excise tax imposed by Section 4999 of the Code or any similar tax payable under any United States federal, state, local, foreign or other law ("Excise Taxes"), then the Company shall pay or cause to be paid a tax gross-up payment ("Gross-Up Payment") with respect to all such Excise Taxes and other. Taxes on the Gross-Up Payment. The Gross-Up Payment shall be an amount equal to the product of

          (a) The amount of the Excise Taxes (calculated at the effective marginal rates of all federal, state, local, foreign or other law),

     multiplied by

          (b) A fraction (the "Gross-Up Multiple"), the numerator or which is one (1.O), and the denominator of which is one (1.O) minus the lesser of (i) the sum, expressed as a decimal fraction, of the effective marginal rates of any Taxes and any Excise Taxes applicable to the Gross-Up Payment or (ii).80. If different rates of tax are applicable to various portions of a Gross-Up Payment, the weighted average of such rates shall be used. For purposes of this section, Executive shall be deemed to be subject to the highest effective marginal rate of Taxes.

The Gross-Up Payment is intended to compensate Executive for all such Excise Taxes and any other Taxes payable by Executive with respect to the Gross-Up Payment. The Company shall pay or cause to be paid the Gross-Up Payment to Executive within ten (10) days of the calculation of such amount, but in no event after the Executive makes the payment to the IRS of such Excise Taxes.

     5.2 Limitation on Gross-Up Payments.

         (a) To the extent possible, any payments or other benefits to Executive pursuant to Article II and Article IV of this Agreement shall be allocated as consideration for Executive's entry into the covenants of
     Article VIII.

         (b) Notwithstanding any other provision of this Article V, if the aggregate After-Tax Amount (as defined below) of the Potential Parachute Payments and Gross-Up Payment that, but for this Section 5.2, would be payable to Executive, does not exceed 110% of After-Tax Floor Amount (as defined below), then no Gross-Up Payment shall be made to Executive and the aggregate amount of Potential Parachute Payments payable to Executive shall be reduced (but not below the Floor Amount) to the largest amount which would both (i) not cause any Excise Tax to be payable by Executive and (ii) not cause any Potential Parachute Payments to become nondeductible by the Company by reason of Section 280G of the Code (or any successor provision). For purposes of the preceding sentence, Executive shall be deemed to be subject to the highest effective marginal rate of Taxes.

          (c) For purposes of this Agreement:

              (i) "After-Tax Amount" means the portion of a specified amount that would remain after payment of all Taxes paid or payable by Executive in respect of such specified amount;

              (ii) "Floor Amount" means the greatest pre-tax amount of Potential Parachute Payments that could be paid to Executive without causing Executive to become liable for any Excise Taxes in connection therewith; and

              (iii) "After-Tax Floor Amount" means the After-Tax Amount of the Floor Amount.

     5.3 Additional Gross-up Amounts. If, for any reason (whether pursuant to subsequently enacted provisions of the Code, final regulations or published rulings of the IRS, or a final judgment of a court of competent jurisdiction) the Company's independent auditors later determine that the amount of Excise Taxes payable by Executive is greater than the amount initially determined pursuant to Section 5.1, then the Company shall, subject to Sections 5.2 and 5.4, pay Executive, within ten (10) days of such determination, or pay to the IRS as required by applicable law, an amount (which shall also be deemed a Gross-Up Payment) equal to the product of:

          (a) the sum of (i) such additional Excise Taxes and (ii) any interest, penalties, expenses or other costs incurred by Executive as a result of having taken a position in accordance with a determination made pursuant to
     Section 5.1 or 5.4,

     multiplied   by

          (b) the Gross-Up Multiple.

     5.4  Amount Increased or Contested.

          (a) Executive shall notify the Company in writing (an "Executive's Notice") of any claim by the IRS or other taxing authority (an "IRS Claim") that, if successful, would require the payment by Executive of Excise Taxes in respect of Potential Parachute Payments in an amount in excess of the amount of such Excise Taxes determined in accordance with Section 5.1. Executive's Notice shall include the nature and amount of such IRS Claim, the date on which such IRS Claim is due to be paid (the "IRS Claim Deadline"), and a copy of all notices and other documents or correspondence received by Executive in respect of such IRS Claim. Executive shall give the Executive's Notice as soon as practicable, but no later than the earlier of (i) 10 days after Executive first obtains actual knowledge of such IRS Claim or (ii) five days before the IRS Claim Deadline; provided, however, that any failure to give such Executive's Notice shall affect the Company's obligations under this Article only to the extent that the Company is actually prejudiced by such failure. If at least one business day before the IRS Claim Deadline the Company shall:

              (i) deliver to Executive a written certificate from the Company's independent auditors ("Company Certificate") to the effect that, notwithstanding the IRS Claim, the amount of Excise Taxes, interest or penalties payable by Executive is either zero or an amount less than the amount specified in the IRS Claim,

              (ii) pay to Executive, or to the IRS as required by applicable law, an amount (which shall also be deemed a Gross-Up Payment) equal to difference between the product of (x) amount of Excise Taxes, interest and penalties specified in the Company Certificate, if any, multiplied by (y) the Gross-Up Multiple, less the portion of such product, if any, previously paid to Executive by the Company, and

              (iii) direct Executive pursuant to Section 5.4(d) to contest the balance of the IRS Claim,

     then Executive shall pay only the amount, if any, of Excise Taxes, interest and penalties specified in the Company Certificate. In no event shall Executive pay an IRS Claim earlier than 30 business days after having given an Executive's Notice to the Company (or, if sooner, the IRS Claim Deadline).

          (b) At any time after the payment by Executive of any amount of Excise Taxes, other Taxes or related interest or penalties in respect of Potential Parachute Payments (including any such amount equal to or less than the amount of such Excise Taxes specified in any Company Certificate, or IRS Claim), the Company may in its discretion require Executive to pursue a claim for a refund (a "Refund Claim") of all or any portion of such Excise Taxes, other Taxes, interest or penalties as may be specified by the Company in a written notice to Executive.

          (c) If the Company notifies Executive in writing that the Company desires Executive to contest an IRS Claim or to pursue a Refund Claim, Executive shall:

              (i) give the Company all information that it reasonably requests in writing from time to time relating to such IRS Claim or Refund Claim, as applicable,

              (ii) take such action in connection with such IRS Claim or Refund Claim (as applicable) as the Company reasonably requests in writing from time to time, including accepting legal representation with respect thereto by an attorney selected by the Company, subject to the approval of Executive (which approval shall not be unreasonably withheld or delayed),

              (iii) cooperate with the Company in good faith to contest such IRS Claim or pursue such Refund Claim, as applicable,

              (iv) permit the Company to participate in any proceedings relating to such IRS Claim or Refund Claim, as applicable, and

              (v) contest such IRS Claim or prosecute Refund Claim (as applicable) to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company may from time to time determine in its discretion.

     The Company shall control all proceedings in connection with such IRS Claim or Refund Claim (as applicable) and in its discretion may cause Executive to pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the Internal Revenue Service or other taxing authority in respect of such IRS Claim or Refund Claim (as applicable); provided that (i) any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive relating to the IRS Claim is limited solely to such IRS Claim, (ii) the Company's control of the IRS Claim or Refund Claim (as applicable) shall be limited to issues with respect to which a Gross-Up Payment would be payable, and (iii) Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or other taxing authority.

          (d) The Company may at any time in its discretion direct Executive to
     (i) contest the IRS Claim in any lawful manner or (ii) pay the amount specified in an IRS Claim and pursue a Refund Claim; provided, however, that if the Company directs Executive to pay an IRS Claim and pursue a Refund Claim, the Company shall advance the amount of such payment to Executive on an interest-free basis and shall indemnify Executive, on an after-tax basis, for any Excise Tax or income tax, including related interest or penalties, imposed with respect to such advance.

          (e) The Company shall pay directly all legal, accounting and other costs and expenses (including additional interest and penalties) incurred by the Company or Executive in connection with any IRS Claim or Refund Claim, as applicable, and shall indemnify Executive, on an after-tax basis, for any Excise Tax or income tax, including related interest and penalties, imposed as a result of such payment of costs and expenses.

     5.5 Refunds. If, after the receipt by Executive or the IRS of any payment or advance of Excise Taxes or other Taxes by the Company pursuant to this Article, Executive receives any refund with respect to such Excise Taxes, Executive shall (subject to the Company's complying with any applicable requirements of Section 5.4) promptly pay the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 5.4 or receipt by the IRS of an amount paid by the Company on behalf of the Executive pursuant to Section 5.4, a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such determination within 30 days after the Company receives written notice of such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid. Any contest of a denial of refund shall be controlled by Section 5.4(d).

                                   ARTICLE VI.

                    EXPENSES, INTEREST AND DISPUTE RESOLUTION

     6.1  Legal Fees and Other Expenses.

          (a) If, after the Agreement Date, Executive incurs legal fees or other expenses (including expert witness and accounting fees and arbitration costs and expenses under Section 6.3) in an effort to secure, preserve, or obtain benefits under this Agreement, the Company shall, regardless of the outcome of such effort, reimburse Executive on a current basis (in accordance with Section 6.1(b)) for such fees and expenses.

          (b) Reimbursement of legal fees and expenses and gross-up payments shall be made monthly within 10 days after Executive's written submission of a request for reimbursement together with evidence that such fees and expenses were incurred.

          (c) If Executive does not prevail (after exhaustion of all available judicial remedies) in respect of a claim by Executive or by the Company hereunder, and the Company establishes before a court of competent jurisdiction that Executive had no reasonable basis for Executive's claim hereunder, or for Executive's response to the Company's claim hereunder, or that Executive acted in bad faith, no further reimbursement for legal fees and expenses shall be due to Executive in respect of such claim and Executive shall refund any amounts previously reimbursed hereunder with respect to such claim.

     6.2 Interest. If the Company does not pay any amount due to Executive under this Agreement within ten business days after such amount first became due and owing, interest shall accrue on such amount from the date it became due and owing until the date of payment at an annual rate equal to 300 basis points above the base commercial lending rate published in The Wall Street Journal in effect from time to time during the period of such nonpayment.

     6.3 Binding Arbitration. Any dispute, controversy or claim arising out of or in connection with or relating to this Agreement or any breach or alleged breach thereof, or any benefit or alleged benefit hereunder, shall be submitted to and settled by binding arbitration in Des Moines, Iowa, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any dispute, controversy or claim submitted for resolution shall be submitted to three (3) arbitrators, each of whom is a nationally recognized executive compensation specialist. The Company involved in the dispute, controversy or claim, or Mutual if more than one Company is so involved, shall select one arbitrator, the Executive shall select one arbitrator and the third arbitrator shall be selected by the first two arbitrators. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in the highest court of a forum, state or federal, having jurisdiction. The expenses of the arbitration shall be borne according to Section 6.1. No arbitration shall be commenced after the date when institution of legal or equitable proceedings based upon such subject matter would be barred by the applicable statute of limitations. Notwithstanding anything to the contrary contained in this Section 6.3 or elsewhere in this Agreement, either party may bring an action in the District Court of Polk County, or the United States District Court for the Southern District of Iowa, if jurisdiction there lies, in order to maintain the status quo ante of the parties. The "status quo ante" is defined as the last peaceable, uncontested status between the parties. However, neither the party bringing the action nor the party defending the action thereby waives its right to arbitration of any dispute, controversy or claim arising out of or in connection or relating to this Agreement. Notwithstanding anything to the contrary contained in this Section 6.3 or elsewhere in this Agreement, either party may seek relief in the form of specific performance, injunctive or other equitable relief in order to enforce the decision of the arbitrator(s). The parties agree that in any arbitration commenced pursuant to this Agreement, the parties shall be entitled to such discovery (including depositions, requests for the production of documents and interrogatories) as would be available in a federal district court pursuant to Rules 26 through 37 of the Federal Rules of Civil Procedure. In the event that either party fails to comply with its discovery obligations hereunder, the arbitrator(s) shall have full power and authority to compel disclosure or impose sanctions to the full extent of Rule 37 of the Federal Rules of Civil Procedure.

                                  ARTICLE VII.

                            NO SET-OFF OR MITIGATION

     7.1 No Set-off by Company. Executive's right to receive when due the payments and other benefits provided for under this Agreement is absolute, unconditional and subject to no setoff, counterclaim or legal or equitable defense. Time is of the essence in the performance by the Company of its obligations under this Agreement. Any claim which the Company may have against Executive, whether for a breach of this Agreement or otherwise, shall be brought in a separate action or proceeding and not as part of any action or proceeding brought by Executive to enforce any rights against the Company under this Agreement.

     7.2 No Mitigation. Executive shall not have any duty to mitigate the amounts payable by the Company under this Agreement by seeking new employment or self-employment following termination. Except as specifically otherwise provided in this Agreement, all amounts payable pursuant to this Agreement shall be paid without reduction regardless of any amounts of salary, compensation or other amounts which may be paid or payable to Executive as the result of Executive's employment by another employer or self-employment.

                                  ARTICLE VIII.

                       CONFIDENTIALITY AND NONCOMPETITION

     8.1 Confidential Information. The Executive acknowledges that in the course of performing services for the Companies and Affiliates, he may create, develop, learn of, receive or contribute non-public information, ideas, processes, methods, designs, devices, inventions, data, models and other information relating to the Companies and their Affiliates or their products, services, businesses, operations, employees or customers, whether in tangible or intangible form, and that the Companies or their Affiliates desire to protect and keep secret and confidential, including trade secrets and information from third parties that the Companies or their Affiliates are obligated to keep confidential ("Confidential Information"). Confidential Information shall not include: (i) information that is or becomes generally known through no fault of Executive; (ii) information received from a third party outside of the Company that was disclosed without a breach of any confidentiality obligation; or (iii) information approved for release by written authorization of the Company. The Executive recognizes that all such Confidential Information is the sole and exclusive property of the Companies and their Affiliates, and that disclosure of Confidential Information would cause damage to the Companies and their Affiliates. The Executive agrees that, except as required by the duties of his employment with any of the Companies or any of their and/or its Affiliates and except in connection with enforcing the Executive's rights under this Agreement or if compelled by a court or governmental agency, in each case provided that prior written notice is given to Mutual, he will not, without the consent of Mutual, willfully disseminate or otherwise disclose, directly or indirectly, any Confidential Information obtained during his employment with any of the Companies or their Affiliates, and will take all necessary precautions to prevent disclosure, to any unauthorized individual or entity inside or outside the Company, and will not use the Confidential Information or permit its use for the benefit of Executive or any other person or entity other than the Companies or the Affiliates These obligations shall continue during and after the termination of Executive's employment (whether or not after a Change of Control or an Imminent Control Change).

     8.2 Non-Competition. During the period beginning on the Agreement Date and ending on the first to occur of (x) the first anniversary of a Termination Date occurring during a Post-Change Employment Period or Imminent Control Change Period and caused by (I) a termination of Executive's employment by the Company other than for Disability or Cause or (II) a Termination of Employment by Executive for Good Reason, and, in either event of (I) or (II) of this
Section 8.2, Executive receives benefits under Article IV, or (y) a Termination Date other than that described in clause (x) of this Section 8.2, Executive shall not at any time, directly or indirectly, in any capacity:

          (a) engage or participate in, become employed by, serve as a director of, or render advisory or consulting or other services in connection with, any Competitive Business; provided, however, that after the Termination Date this Section 8.2 shall not preclude Executive from being an employee of, or consultant to, any business unit of a Competitive Business if (i) such business unit does not qualify as a Competitive Business in its own right and (ii) Executive does not have any direct or indirect involvement in, or responsibility for, any operations of such Competitive Business that cause it to qualify as a Competitive Business.

          (b) make or retain any financial investment, whether in the form of equity or debt, or own any interest, in any Competitive Business. Nothing in this subsection shall, however, restrict Executive from making an investment in any Competitive Business if such investment does not (i) represent more than 1% of the aggregate market value of the outstanding capital stock or debt (as applicable) of such Competitive Business, (ii) give Executive any right or ability, directly or indirectly, to control or influence the policy decisions or management of such Competitive Business, and (iii) create a conflict of interest between Executive's duties under this Agreement and his interest in such investment.

     8.3 Non-Solicitation. During the period beginning on the Agreement Date and ending on the first anniversary of any Termination Date, whether or not after a Change of Control or Imminent Control Change, Executive shall not, directly or indirectly:

          (a) other than in connection with the good-faith performance of his duties as an officer of the Company, encourage any employee or agent of the Company to terminate his or her relationship with the Company;

          (b) employ, engage as a consultant or adviser, or solicit the employment or engagement as a consultant or adviser, of any employee or agent of the Company (other than by the Company or its Affiliates), or cause or encourage any Person to do any of the foregoing;

          (c) establish (or take preliminary steps to establish) a business with, or encourage others to establish (or take preliminary steps to establish) a business with, any employee or agent of the Company; or

          (d) interfere with the relationship of the Company with, or endeavor to entice away from the Company, any Person who or which at any time during the period commencing one year prior to the Agreement Date was or is a material customer or material supplier of, or maintained a material business relationship with, the Company.

     8.4 Intellectual Property. During the employment period, whether or not after a Change of Control or Imminent Control Change, Executive shall disclose immediately to the Company all ideas, inventions and business plans that he makes, conceives, discovers or develops alone or with others during the course of his employment with the Company, including any inventions, modifications, discoveries, developments, improvements, computer programs, processes, products or procedures (whether or not protectable upon application by copyright, patent, trademark, trade secret or other proprietary rights) ("Work Product") that: (i) relate to the business of the Company or any customer or supplier to the Company or any of the products or services being developed, manufactured, sold or otherwise provided by the Company or that may be used in relation therewith; or
(ii) result from tasks assigned to Executive by the Company; or (iii) result from the use of the premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company. Executive agrees that any Work Product shall be the property of the Company and, if subject to copyright, shall be considered a "work made for hire" within the meaning of the Copyright Act of 1976, as amended (the "Act"). If and to the extent that any such Work Product is found as a matter of law not to be a "work made for hire" within the meaning of the Act, Executive expressly assigns to the Company all right, title and interest in and to the Work Product, and all copies thereof, and the copyright, patent, trademark, trade secret and all their proprietary rights in the Work Product, without further consideration, free from any claim, lien for balance due or rights of retention thereto on the part of Executive.

          (a) The Company hereby notifies Executive that the preceding paragraph does not apply to any inventions for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on the Executive's own time, unless: (i) the invention relates (a) to the Company's business, or (b) to the Company's actual or demonstrably anticipated research or development, or (ii) the invention results from any work performed by the Executive for the Company.

          (b) Executive agrees that upon disclosure of Work Product to the Company, Executive will, during his employment and at any time thereafter, at the request and cost of the Company, execute all such documents and perform all such acts as the Company or its duly authorized agents may reasonably require: (i) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world, and when so obtained or vested to renew and restore the same; and
     (ii) to defend any opposition
     proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

          (c) In the event that the Company is unable, after reasonable effort, to secure Executive's signature on any letters patent, copyright or other analogous protection relating to Work Product, whether because of Executive's physical or mental incapacity or for any other reason whatsoever, Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney-in-fact, to act for and on his behalf to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright and other analogous protection with the same legal force and effect as if personally executed by Executive.

     8.5 Reasonableness of Restrictive Covenants.

          (a) Executive acknowledges that the covenants contained in Sections 8.1, 8.2, 8.3 and 8.4 are reasonable in the scope of the activities restricted, the geographic area covered by the restrictions, and the duration of the restrictions, and that such covenants are reasonably necessary to protect the Company's legitimate interests in its Confidential Information and in its relationships with its employees, customers and suppliers. Executive further acknowledges such covenants are essential elements of this Agreement and that, but for such covenants, the Company would not have entered into this Agreement.

          (b) The Company and Executive have each consulted with their respective legal counsel and have been advised concerning the reasonableness and propriety of such covenants. Executive acknowledges that his observance of the covenants contained in Sections 8.1, 8.2, 8.3 and 8.4 will not deprive him of the ability to earn a livelihood or to support his dependents.

     8.6 Right to Injunction; Survival of Undertakings.

          (a) In recognition of the confidential nature of the Confidential Information, and in recognition of the necessity of the limited restrictions imposed by Sections 8.1, 8.2, 8.3 and 8.4 the parties agree that it would be impossible to measure solely in money the damages which the Company would suffer if Executive were to breach any of his obligations under such Sections. Executive acknowledges that any breach of any provision of such Sections would irreparably injure the Company. Accordingly, Executive agrees that if he breaches any of the provisions of such Sections, the Company shall be entitled, in addition to any other remedies to which the Company may be entitled under this Agreement or otherwise, to an injunction to be issued by a court of competent jurisdiction, to restrain any breach, or threatened breach, of such provisions, and Executive hereby waives any right to assert any claim or defense that the Company has an adequate remedy at law for any such breach.

          (b) If a court determines that any of the covenants included in this
     Article VIII is unenforceable in whole or in part because of such covenant's duration or geographical or other scope, such court shall have the power to modify the duration or scope of such provision, as the case may be, so as to cause such covenant as so modified to be enforceable.

          (c) All of the provisions of this Article VIII shall survive any Termination of Employment without regard to (i) the reasons for such termination or (ii) the expiration of the Agreement Term.

          (d) No Company shall have any further obligation to pay or provide severance or benefits under Article IV if a court determines that the Executive has breached any covenant in this Article VIII.

                                   ARTICLE IX.

                            NON-EXCLUSIVITY OF RIGHTS

     9.1 Waiver of Certain Other Rights. To the extent that lump sum cash severance payments are made to Executive pursuant to Article IV, Executive hereby waives the right to receive severance payments or severance benefits under any other Plan or agreement of the Company.

     9.2 Other Rights. Except as expressly provided in Section 9.1 or elsewhere in this agreement, this Agreement shall not prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive or other Plans provided by the Company and for which Executive may qualify, nor shall this Agreement limit or otherwise affect such rights as Executive may have under any other agreements with the Company. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any Plan and any other payment or benefit required by law at or after the Termination Date shall be payable in accordance with such Plan or applicable law except as expressly modified by this Agreement.

     9.3 No Right to Continued Employment. Nothing in this Agreement shall guarantee the right of Executive to continue in employment, and the Companies retain the right to terminate the Executive's employment at any time for any reason or for no reason.

                                   ARTICLE X.

                                  MISCELLANEOUS

     10.1 No Assignability. This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

     10.2 Successors. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Any successor to the business or assets of the Company which assumes or agrees to perform this Agreement by operation of law, contract, or otherwise shall be jointly and severally liable with the Company under this Agreement as if such successor were the Company.

     10.3 Payments to Beneficiary. If Executive dies before receiving amounts to which Executive is entitled under this Agreement, such amounts shall be paid in a lump sum to one or more beneficiaries designated in writing by Executive (each, a "Beneficiary"). If none is so designated, the Executive's estate shall be his or her Beneficiary.

     10.4 Non-Alienation of Benefits. Benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, before actually being received by Executive, and any such attempt to dispose of any right to benefits payable under this Agreement shall be void.

     10.5 Severability. If any one or more Articles, Sections or other portions of this Agreement are declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any Article, Section or other portion not so declared to be unlawful or invalid. Any Article, Section or other portion so declared to be unlawful or invalid shall be construed so as to effectuate the terms of such Article, Section or other portion to the fullest extent possible while remaining lawful and valid.

     10.6 Amendments. This Agreement shall not be amended or modified except by written instrument executed by the Company and Executive.

     10.7 Notices. All notices and other communications under this Agreement shall be in writing and delivered by hand, by nationally-recognized delivery service that promises overnight delivery, or by first-class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

              If to Executive, to Executive at his most recent home address on file with the Company. If to any Company:

              Principal Mutual Holding Company
              711 High Street
              Des Moines, Iowa 50392
              Attention: Karen Shaff
              Facsimile No.: (515) 235-9852

              With copy to:
              Pamela Baker, Esq.
              Sonnenschein Nath & Rosenthal
              8000 Sears Tower
              Chicago, Illinois 60606
              Facsimile No.: (312) 876-7934
or to such other address as either party shall have furnished to the other in writing. Notice and communications shall be effective when actually received by the addressee.

     10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

     10.9 Governing Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of Iowa, without regard to its choice of law principles.

     10.10 The captions of this Agreement are not a part of the provisions hereof and shall have no force or effect.

     10.11 Number and Gender. Wherever appropriate, the singular shall include the plural, the plural shall include the singular, and the masculine shall include the feminine.

     10.12 Tax Withholding. The Company may withhold from any amounts payable under this Agreement any Taxes that are required to be withheld pursuant to any applicable law or regulation and may report all such amounts payable to such authority as is required by any applicable law or regulation.

     10.13 Waiver. Executive's failure to insist upon strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision of this Agreement. A waiver of any provision of this Agreement shall not be deemed a waiver of any other provision, and any waiver of any default in any such provision shall not be deemed a waiver of any later default thereof or of any other provision.

     10.14 Joint and Several Liability. The obligations of the Companies to Executive under this Agreement shall be joint and several.

     10.15 Entire Agreement. This Agreement contains the entire understanding of Mutual, Company and Executive with respect to its subject matter.

          IN WITNESS WHEREOF, Executive, Principal Mutual Holding Company, Principal Financial Group, Principal Financial Services, Inc., and Principal Life Insurance Company have executed this Change of Control Employment Agreement as of the date first above written.


                                EXECUTIVE


                                ------------------------------------------------


                                PRINCIPAL MUTUAL HOLDING COMPANY


                                By:  /s/ J. Barry Griswell
                                   ---------------------------------------------
                                Title: President and Chief Executive Officer
                                      ------------------------------------------


                                PRINCIPAL FINANCIAL GROUP


                                By:  /s/ J. Barry Griswell
                                   ---------------------------------------------
                                Title: President and Chief Executive Officer
                                      ------------------------------------------


                                PRINCIPAL FINANCIAL SERVICES, INC.


                                By:  /s/ J. Barry Griswell
                                   ---------------------------------------------
                                Title: President and Chief Executive Officer
                                      ------------------------------------------


                                PRINCIPAL LIFE INSURANCE COMPANY


                                By:  /s/ J. Barry Griswell
                                   ---------------------------------------------
                                Title: President and Chief Executive Officer
                                      ------------------------------------------